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                                                                    EXHIBIT 10.1

THIS AGREEMENT is dated 22nd February, 2001 between:

(1) NAVIERA TEEKAY GAS S.L., (formerly known as Naviera F. Tapias Gas S.A.) a company organised and existing under the laws of Spain, whose registered office is at C/Musgo n 5, 2 degrees Plta., LA FLORIDA, 28023 Madrid (the "BORROWER");

(2)   THE FINANCIAL INSTITUTIONS listed in Schedule 1 as banks (the "BANKS");

(3) J.P. MORGAN EUROPE LIMITED (formerly Chase Manhattan International Limited) as agent (the "AGENT");

(4) J.P. MORGAN BANK S.A. (formerly The Chase Manhattan Bank CMB S.A.) in its capacity as Spanish Security Agent (the "SPANISH SECURITY AGENT"); and

(5) J. P. MORGAN plc and J.P. MORGAN BANK S.A. (formerly The Chase Manhattan Bank CMB S.A.) jointly as mandated arranger and lead arranger (together, the "ARRANGER").

IT IS AGREED as follows:

1.    INTERPRETATION

  1.1   DEFINITIONS

      In this Agreement:

      "AFFILIATE"

      means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

      "AGENT'S SPOT RATE OF EXCHANGE"

      means, in relation to any currency (other than Dollars) in which any payment is made under this Agreement or any other Finance Document (the "RELEVANT CURRENCY"), the Agent's spot rate of exchange for the purchase of Dollars in the London foreign exchange market with the relevant currency on or about 11.00 a.m. on the day the payment is received or on the next Business Day.

      "APPROVED VALUERS"

      means each of Poten & Partners, H Clarkson & Company Limited, Braemar Ship Brokers Limited, Seascope Shipping, R.S. Platou Shipbrokers a.s. and such other independent reputable valuers agreed between the Agent (acting in accordance with the instructions of the Majority Banks) and the Borrower from time to time.

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                                       2

      "AVAILABILITY PERIOD"

      means the period from and including the date of this Agreement to and including the earlier of (i) the Final Maturity Date and (ii) the earlier of the date of the occurrence of an Event of Default which is continuing and the date upon which the Borrower becomes obliged to prepay the whole of any Loans then outstanding pursuant to Clause 7.3.

      "BUILDER"

      means Daewoo Shipbuilding and Marine Engineering Co. Ltd (formerly Daewoo Heavy Industries Ltd.), a company organised and existing under the laws of Korea with its registered office at 541, Namdaemun-no 5-ga, Chung-gu, Seoul, Korea.

      "BUSINESS DAY"

      means a day (other than a Saturday or a Sunday) on which banks are open for business in London, Madrid and New York.

      "BREAK COSTS"

      means the amount (if any) which a Bank is entitled to receive under Clause
      24.3 (Break Costs) as compensation if any part of a Loan or overdue amount is repaid or prepaid.

      "CAPITAL COSTS SIDE LETTER"

      means the side letter to the Time Charter entered into on or about the date of this Agreement between the Time Charterer and the Borrower pursuant to which the parties agree to the charterhire under the Time Charter being calculated subsequent to closing of the swap agreement with JPMorgan Chase Bank N.A. (as novated from J.P. Morgan Bank S.A.).

      "CHARTER"

      means any charter or other contract for the employment of the Vessel which may be entered into by the Borrower with a Charterer in accordance with the terms and conditions of this Agreement, including, but not limited to, the Time Charter.

      "CHARTERER"

      means the Time Charterer or any charterer of the Vessel from time to time.

      "COMMITMENT"

      means:

      (a) in relation to an Existing Bank (as defined in Clause 27.2 (Transfers by Banks)) which is a Bank on the date of this Agreement, the amount in Dollars set opposite its name in Schedule 1 and the amount of any other Bank's Commitment acquired by it under Clause 27 (Changes to the Parties); and

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                                       3

      (b) in relation to a New Bank (as defined in Clause 27.2 (Transfers by Banks)) which becomes a Bank after the date of this Agreement, the amount of any other Bank's Commitment acquired by it under Clause 27 (Changes to the Parties), to the extent not cancelled, reduced or transferred under this Agreement.

      "DATE OF TOTAL LOSS"

      means the date of Total Loss of the Vessel which date shall be deemed to have occurred:

      (a) in the case of an actual total loss, on the actual date and at the time the Vessel was lost or, if such date is not known, on the date on which the Vessel was last reported;

      (b) in the case of a constructive total loss, upon the date and at the time notice of abandonment is given to the insurers for the time being (provided a claim for total loss is admitted by such insurers) or, if such insurers do not forthwith admit such a claim, at the date and at the time at which either a total loss is subsequently admitted by the insurers or a total loss is subsequently adjudged by a competent court of law or arbitration tribunal to have occurred;

      (c) in the case of a compromised or arranged total loss, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers;

      (d) in the case of requisition for title or other compulsory acquisition, on the date upon which the relevant requisition for title or other compulsory acquisition occurs; and

      (e) in the case of capture, seizure, arrest, detention, requisition for hire or confiscation by any government or by persons acting or purporting to act on behalf of any government which deprives the Borrower or, as the case may be, any Charterer of the use of the Vessel for more than 60 days, upon the expiry of the period of 60 days after the date upon which the relevant capture, seizure, arrest, detention or confiscation occurred.

      "DEFAULT"

      means an Event of Default or a Potential Event of Default.

      "DELIVERY DATE"

      means the date of actual delivery of the Vessel to the Borrower under the terms of the Newbuilding Contract.

      "DELIVERY DATE INSTALMENT"

      means the amount due and payable by the Borrower to the Builder under the Newbuilding Contract on the Delivery Date.

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                                       4

      "DISBURSEMENT ACCOUNT"

      means an account in the name of the Borrower opened and maintained with JPMorgan Chase Bank, N.A. with the account number 24136702, into which proceeds of Loans may be paid by the Agent from time to time in accordance with the provisions of this Agreement.

      "DISTRIBUTION LOAN"

      means a Loan used or intended to be used by the Borrower to fund cash distributions to its Holding Company, Teekay LNG Partners LP, a Marshall Islands company, and its successors and assigns.

      "DOLLARS" or "US$"

      means the lawful currency for the time being of the United States of America.

      "DRAWDOWN DATE"

      means the date of the advance of a Loan.

      "EARNINGS"

      means all present and future moneys and claims which are earned by or become payable to or for the account of the Borrower in connection with the operation or ownership of the Vessel and including but not limited to:

      (a) freights, passage and hire moneys (whether earned under any Charter or otherwise);

      (b)   remuneration for salvage and towage services;

      (c)   demurrage and detention moneys;

      (d) all present and future moneys and claims payable to the Borrower in respect of any breach or variation of a Charter in respect of the Vessel (other than moneys, if any, which represent agreed reimbursement by a Charterer of costs and expenses incurred by the Borrower in connection with such Charter); and

      (e) all moneys and claims in respect of the requisition for hire of the Vessel.

      "EARNINGS ACCOUNT"

      means an account or accounts in the name of the Borrower opened and maintained with JPMorgan Chase Bank, N.A. with the account number 24136703.

      "ENVIRONMENT"

      means:

      (a) any land including, without limitation, surface land and sub-surface strata, sea bed or river bed under any water (as referred to below) and any natural or man-made structures;

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                                       5

      (b) water including, without limitation, coastal and inland waters, surface waters, ground waters and water in drains and sewers; and

      (c) air including, without limitation, air within buildings and other natural or man-made structures above or below ground.

      "ENVIRONMENTAL AFFILIATE"

      means any Affiliate of either of the Borrower or any other Manager together with their employees and sub-contractors.

      "ENVIRONMENTAL APPROVALS"

      means any permit, licence, approval, ruling, variance, exemption or other authorisation required under applicable Environmental Laws.

      "ENVIRONMENTAL CLAIM"

      means any claim by any person or persons or any governmental, judicial or regulatory authority which arises out of any allegation of any breach, contravention or violation of Environmental Law or of the existence of any liability or potential liability arising from such breach, contravention or violation or the presence of Hazardous Material. In this context "claim" means a claim for damages, compensation, fines, penalties or any other payment of any kind whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action.

      "ENVIRONMENTAL LAWS"

      means any or all applicable law (whether civil, criminal or administrative), common law, statute, statutory instrument, treaty, convention, regulation, directive, by-law, demand, decree, ordinance, injunction, resolution, order, judgment, rule, permit, licence or restriction (in each case having the force of law) and codes of practice or conduct, circulars and guidance notes having legal or judicial import or effect, in each case of any government, quasi-government, supranational, federal, state or local government, statutory or regulatory body, court, agency or association in any applicable jurisdiction relating to or concerning:

      (a) pollution or contamination of the Environment, any ecological system or any living organisms which inhabit the Environment or any ecological system;

      (b) the generation, manufacture, processing, distribution, use (including abuse), treatment, storage, disposal, transport or handling of Hazardous Materials; and

      (c) the emission, leak, release, spill or discharge into the Environment of noise, vibration, dust, fumes, gas, odours, smoke, steam effluvia, heat, light, radiation (of any kind), infection, electricity or any Hazardous Material and any matter or thing capable of constituting a nuisance or an actionable tort or breach of statutory duty of any kind in respect of such matters,

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                                       6

      including, without limitation, the following laws of the United States of
      America: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990, as amended, the Resource Conservation and Recovery Act, as amended, and the Toxic Substances Control Act, as amended, together, in each case, with the regulations promulgated and the guidance issued pursuant thereto.

      "ENVIRONMENTAL PERMITS"

      means all or any permits, licences, consents, approvals, certificates, registrations, and other authorisations and the filing of all notifications, reports and assessments required under any Environmental Law for the operation of the Vessel or the carriage of cargo therein or otherwise applicable to the Vessel.

      "EVENT OF DEFAULT"

      means an event specified as such in Clause 19.1 (Events of Default).

      "EXCESS RISKS"

      means:

      (a) the proportion of claims for general average, salvage and salvage charges which are not recoverable as a result of the value at which the Vessel is assessed for the purpose of such claims exceeding her hull and machinery insured value; and

      (b) collision liabilities not recoverable in full under the hull and machinery insurance by reason of those liabilities exceeding such proportion of the insured value of the Vessel as is covered by the hull and machinery insurance.

      "EXPECTED DELIVERY DATE"

      means 30th November, 2002.

      "FACILITY"

      means the revolving credit facility referred to in Clause 2.1 (Facility).

      "FACILITY OFFICE"

      means the office(s) notified by a Bank to the Agent:

      (a)   on or before the date it becomes a Bank; or

      (b)   by not less than five Business Days' notice,

      as the office(s) through which it will perform all or any of its obligations under this Agreement.

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                                       7

      "FEE LETTERS"

      means the letters between the Arranger and the Borrower and between the Agent and the Borrower dated on or about the date of this Agreement and relating to the payment of fees by the Borrower in consideration of the granting of this Facility, including but not limited to the supplemental fee letter entered into between the Agent and the Borrower dated [ ], 2005.

      "FINAL MATURITY DATE"

      means the earlier of:

      (a)   the seventh anniversary of the Delivery Date; and

      (b)   18th July, 2010.

      "FINANCE DOCUMENT"

      means this Agreement, the Supplemental Agreement, each Security Document, each Fee Letter, a Novation Certificate or any other document designated as such by the Agent and the Borrower.

      "FINANCE PARTY"

      means the Arranger, any Bank, the Agent or the Spanish Security Agent.

      "FINANCIAL INDEBTEDNESS"

      means any indebtedness in respect of:

      (a) moneys borrowed and debit balances at banks and other financial institutions;

      (b) any debenture, bond, note, loan stock or other similar debt instrument;

      (c)   any acceptance or documentary credit;

      (d) receivables sold or discounted (otherwise than on a non-recourse basis);

      (e) the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset (other than normal trade credit not exceeding 180 days);

      (f) any leases (whether in respect of land, machinery, equipment or otherwise) entered into primarily as a method of raising finance or financing the acquisition of the asset leased;

      (g) any currency swap or interest swap, cap or collar arrangements or any other derivative instrument;

      (h) any amounts raised under any other transaction having the commercial effect of a borrowing or raising of money; or

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                                       8

      (i) any guarantee, indemnity or similar assurance in respect of any of the foregoing.

      "GAAP"

      means generally accepted accounting principles in Spain as in effect as of the date of this Agreement pursuant to the pronouncements, statements, rules and regulations of the Spanish Institute of Accountancy and Audit of Accounts "Instituto de Contabilidad y Auditoria de Cuentas".

      "GENERAL ASSIGNMENT"

      means the general assignment of, inter alia, the Earnings, the Obligatory Insurances, the Earnings Account, the Disbursement Account, the Time Charter, the Time Charter Guarantee and each other Charter granted or to be granted in favour of the Agent by the Borrower, together with any and all notices and acknowledgements entered into in connection therewith.

      "GENERAL REVOLVING LOAN"

      means a Loan other than a Distribution Loan.

      "GROUP"

      means the Guarantor and the Borrower and their respective Affiliates and associated companies.

      "GUARANTEE"

      means the guarantee of the obligations of the Borrower to the Finance Parties given by the Guarantor in favour of the Agent on or about the date of this Agreement as amended, supplemented and/or confirmed by an amendment and confirmation agreement dated on or around the date of the Supplemental Agreement. "GUARANTOR"

      means Teekay Shipping Spain S.L. (formerly Naviera F. Tapias S.A.), a company organised and existing under the laws of Spain and having its registered office at C/Musgo no 5, 2(degree) Plta., LA FLORIDA, 28023 Madrid.

      "HAZARDOUS MATERIAL"

      means any element or substance, whether natural or artificial, and whether consisting of gas, liquid, solid or vapour, whether on its own or in any combination with any other element or substance, which is listed, identified, defined or determined by any Environmental Law or other applicable law to be, to have been, or to be capable of being or becoming harmful to mankind or any living organism or damaging to the Environment, including, without limitation, oil (as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended).

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                                       9

      "HOLDING COMPANY"

      means, in relation to a person, an entity of which that person is a Subsidiary.

      "INFORMATION MEMORANDUM"

      means the Information Memorandum dated 8th November, 2000 and prepared by the Arranger on the basis of information provided to it by the Borrower in connection with this Agreement.

      "INSTALMENT"

      means an amount due and payable by the Borrower to the Builder in respect of the purchase price under the Newbuilding Contract.

      "INSURERS"

      means the underwriters or insurance companies with whom any Obligatory Insurance is effected and the managers of any protection and indemnity or war risks association in which the Vessel may at any time be entered.

      "ISM CODE"

      means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organization Assembly as Resolutions A.741(18) and A.788(19), as the same may have been or may be amended or supplemented from time to time. The terms "SAFETY MANAGEMENT system", "SAFETY MANAGEMENT CERTIFICATE", "DOCUMENT OF COMPLIANCE" and "MAJOR NON-CONFORMITY" shall have the same meanings as are given to them in the ISM Code.

      "LIBOR"

      means:

      (a) in respect of a Rate Fixing Day, the rate per annum determined on the basis of the offered rates for deposits in Dollars for a period comparable in duration to the relevant Term which appear on the Telerate Page 3750 at or about 11.00 a.m. on the day that is two London Business Days preceding that Rate Fixing Day;

      (b) if the rate cannot be determined under paragraph (a) above, the arithmetic mean (rounded upward to the nearest 1/16th of one per cent.) of the rates per annum, as supplied to the Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market at or about 11.00 a.m. two London Business Days before the relevant Rate Fixing Day for the offering of deposits in Dollars for a period comparable to the Term; or

      (c)   if the rate cannot be determined under paragraph (a) or paragraph
            (b) above, the rate supplied to the Agent at its request by the British Bankers' Association for the offering of deposits in Dollars for a period commencing on the Rate Fixing Day and comparable to the Term.

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                                       10

      "LOAN"

      means each amount of the Facility which is advanced by the Banks to the Borrower in accordance with this Agreement or the principal amount thereof from time to time outstanding under this Agreement, each of which shall be designated by the Borrower as being either a Distribution Loan or a General Revolving Loan and "Loans" means all such advances.

      "LONDON BUSINESS DAY"

      means a day (other than a Saturday or Sunday) on which banks are open for business in London.

      "LOSSES"

      means each and every liability, loss, charge, claim, demand, action, proceeding, damage, judgment, order or other sanction, enforcement, penalty, fine, fee, commission, interest, lien, salvage, general average, cost and expense of whatsoever nature suffered or incurred by or imposed on any Finance Party.

      "MAJORITY BANKS"

      means, at any time, Banks:

      (a) whose participations in the outstanding Loans and whose undrawn Commitments then aggregate more than 662/3 per cent. of the outstanding Loans and the undrawn Commitments of all the Banks;

      (b) if there is no Loan then outstanding, whose undrawn Commitments then aggregate more than 662/3 per cent. of the Total Commitments; or

      (c) if there is no Loan then outstanding and the Total Commitments have been reduced to nil, whose commitments aggregated more than 662/3 per cent. of the Total Commitments immediately before the reduction.

      "MANAGER"

      means the Borrower, a member of the Group, the Technical Manager or such other manager as the Agent may approve or appoint in accordance with the terms of this Agreement on terms acceptable to the Banks.

      "MANDATORY COST"

      means the cost imputed to the Banks of compliance with:

      (a) the cash ratio and special deposit requirements of the Bank of England or any other relevant central bank and/or any banking supervision or other costs imposed by the Financial Services Authority, as determined in accordance with Schedule 6; and

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                                       11

      (b) any other applicable regulatory or central bank requirement relating to any Loan made available by a Bank through a branch in a jurisdiction of the currency of that Loan including any reserve asset requirements of the European Central Bank.

      "MARGIN"

      means 1.20 per cent. per annum.

      "MATERIAL ADVERSE EFFECT"

      means a material adverse effect on the Borrower's or the Guarantor's ability to meet their respective obligations to each Finance Party under the Finance Documents.

      "MATERIALS OF ENVIRONMENTAL CONCERN"

      means and includes all pollutants, contaminants, toxic substances, oil as defined in the United States Oil Pollution Act 1990 and hazardous substances as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act 1980.

      "MATURITY DATE"

      means the last day of the Term of a Loan.

      "MORTGAGE"

      means a first priority Spanish law ship mortgage in respect of the Vessel to be given in favour of each of the Banks (jointly and severally) by the Borrower substantially in the form of Appendix A.

      "NEWBUILDING ASSIGNMENT"

      means the assignment of, inter alia the Newbuilding Contract, the Refund Guarantee and the Performance Guarantee granted or to be granted in favour of the Agent by the Borrower, together with any and all notices and acknowledgements entered into in connection therewith.

      "NEWBUILDING CONTRACT"

      means the agreement dated 31st March, 2000 between the Time Charterer and the Builder for the design, construction, testing and delivery of the Vessel as novated in favour of the Borrower and amended pursuant to a deed of novation dated on or about the date of this Agreement between, inter alia, the Builder, the Time Charterer and the Borrower, together with the Repayment Agreement.

      "NOVATION CERTIFICATE"

      has the meaning given to it in Clause 27.3 (Procedure for novations).

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                                       12

      "OBLIGATORY INSURANCES"

      means:

      (a) all contracts and policies of insurance and all entries in clubs and/or associations which are from time to time required to be effected and maintained in accordance with this Agreement in respect of the Vessel; and

      (b) all benefits under the contracts, policies and entries under paragraph (a) above and all claims in respect of them and the return of premiums.

      "PARTY"

      means a party to this Agreement.

      "PERFORMANCE GUARANTEE"

      means the performance guarantee issued by New Hampshire Insurance Company in favour of the Time Charterer on 31st May, 2000 (the "ORIGINAL REFUND GUARANTEE") together with the Rider thereto issued or to be issued by New Hampshire Insurance Company amending the Original Refund Guarantee so that it is given in favour of the Borrower in connection with the Newbuilding Contract.

      "PERMISSIBLE DELAYS INSURANCES"

      means insurance in respect of a Permissible Delay (as that term is defined in the Newbuilding Contract).

      "PERMITTED LIENS"

      means:

      (a)   Security Interests created by the Security Documents;

      (b) liens for unpaid crew's wages outstanding in the ordinary course of trading for not more than one calendar month after the due date for payment;

      (c)   liens for salvage;

      (d) liens for classification or scheduled dry docking or for necessary repairs to the Vessel whose aggregate cost does not exceed US$2,500,000 at any one time; and

      (e)   liens for collision,

      and

      (i) liens for master's disbursements incurred in the ordinary course of trading; and

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                                       13

      (ii) to the extent they are fully subordinate to the Security Interest created by the Mortgage on the Vessel any other liens arising in the ordinary course of operation of the Vessel,

      in each case provided that such amounts are paid when due or, if not paid when due are being disputed in good faith by appropriate proceedings (and for the payment of which adequate reserves or security are at the relevant time maintained or provided), provided further that such proceedings, whether by payment of adequate security into Court or otherwise, do not give rise to a material risk of the Vessel or any interest therein being seized, sold, forfeited or otherwise lost or of criminal liability on the Agent, the Spanish Security Agent or on any of the Banks.

      "PLEDGE OF QUOTA SHARES"

      means the pledge of the quota shares of the Borrower, given or to be given by the Shareholder in favour of the Spanish Security Agent for each of the Banks.

      "POTENTIAL EVENT OF DEFAULT"

      means an event which, with the giving of notice, lapse of time, determination of materiality or fulfilment of any other applicable condition (or any combination of the foregoing), would constitute an Event of Default.

      "PRE-DELIVERY INSURANCE"

      means all insurance required to be effected and maintained by the Builder pursuant to the Newbuilding Contract.

      "PURCHASE OPTION SIDE LETTER"

      means the side letter to the Time Charter dated on or about the date of this Agreement between the Charterer and the Borrower setting out the terms of the purchase option comprised in Clause 45 of the Time Charter.

      "RATE FIXING DAY"

      means the first day of a Term for a Loan.

      "REFERENCE BANKS"

      means, subject to Clause 27.4 (Reference Banks), the London branches of J.P. Morgan Bank S.A., Commerzbank Aktiengesellschaft and Calyon (formerly, amongst other things, Credit Agricole Indosuez).

      "REFUND GUARANTEE"

      means the refund guarantee issued by New Hampshire Insurance Company in favour of the Time Charterer on 31st May, 2000 (the "ORIGINAL REFUND GUARANTEE") together with the Rider thereto issued or to be issued by New Hampshire Insurance Company amending the Original Refund Guarantee so that it is given in favour of the Borrower in connection with the Newbuilding Contract.

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                                       14

      "RELATED CONTRACTS"

      means any or all of the following (as the context requires):

      (a)   the Newbuilding Contract;

      (b)   the Time Charter;

      (c)   any other Charter;

      (d)   the Refund Guarantee;

      (e)   the Performance Guarantee;

      (f)   any Vessel Management Contract;

      (g)   any Technical Management Agreement;

      (h)   the Time Charter Guarantee;

      (i)   the Obligatory Insurances;

      (j)   the Capital Costs Side Letter;

      (k)   the Repayment Agreement; and

      (l)   the Purchase Option Side Letter.

      "RELEASE"

      means an emission, spill, release or discharge into or upon the air, surface water, groundwater, or soils of any Materials of Environmental Concern for which the Borrower has any liability under Environmental Law, except in accordance with a valid Environmental Approval.

      "REPAYMENT AGREEMENT"

      means the repayment agreement dated on or about the date of this Agreement and entered into between the Borrower and the Charterer (the "ORIGINAL BUYER") under which the Borrower pays the sum to enable novation of the Newbuilding Contract in favour of the Borrower.

      "REQUEST"

      means a request made by the Borrower for a Loan, substantially in the form of Schedule 4.

      "REQUIRED AMOUNT"

      means that amount which at the relevant time is 120 per cent. of the higher of:

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                                       15

      (a) the aggregate of the outstanding Loans as advised by the Agent from time to time; and

      (b) the value of the Vessel, as valued in accordance with Clause 18 (Valuation).

      "ROLLOVER LOAN"

      means one or more Loans:

      (a)   to be made on the same day that a maturing Loan is due to be repaid;

      (b) the aggregate amount of which is equal to or less than the maturing Loan; and

      (c)   to be made for the purpose of refinancing a maturing Loan.

      "SECURED LIABILITIES"

      means all present and future obligations and liabilities (actual or contingent) of the Borrower to the Finance Parties under or in connection with any Finance Document.

      "SECURITY ASSETS"

      means any asset the subject of a Security Interest created by a Security Document.

      "SECURITY DOCUMENTS"

      means:

      (a)   the Newbuilding Assignment;

      (b)   the Mortgage;

      (c)   the General Assignment;

      (d)   the Pledge of Quota Shares;

      (e)   the Vessel Management Assignment;

      (f)   the Guarantee; and

      (g) any other document designated as such in writing by the Borrower and the Agent.

      "SECURITY INTEREST"

      means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

      "SHAREHOLDER"

      means the Guarantor.

      "SPANISH PUBLIC DOCUMENT"

      means an "escritura publica" or "poliza" granted before a Spanish Notary Public.

      "SPANISH SECURITY AGENT"

      means J. P. Morgan Bank S.A. when acting in its capacity as agent and attorney for each of the Banks (appointed by each Bank under a power of attorney in the form of Schedule 8 (Form of Bank's Power of Attorney) in connection with the Pledge of Quota Shares and the Mortgage.

      "SUBSIDIARY"

      means an entity from time to time of which a person has direct or indirect control or owns directly or indirectly more than fifty per cent. of the share capital or similar right of ownership

      "SUPPLEMENTAL AGREEMENT"

      means the agreement entered into between, amongst others, the Borrower and the Finance Parties dated [ ], 2005.

      "TECHNICAL MANAGER"

      means a member of the Group, or Dorchester Maritime Limited, a company incorporated under the laws of the Isle of Man with registered number 31746C and having its registered office at Thornton House, Belmont Hill, Douglas, Isle of Man, IM1 4RE, British Isles or any other counterparty to a Technical Management Agreement approved by the Agent (acting on the instructions of the Majority Banks).

      "TECHNICAL MANAGEMENT AGREEMENT"

      means the agreement entered into or to be entered into between the Borrower and Indar Energy, together with the side letter in relation thereto between the Borrower, Indar Energy and the Technical Manager for the technical management of the Vessel, or as the case may be, such other agreement for the technical management of the Vessel which may be entered into by the Borrower with a Technical Manager in accordance with the terms and conditions of this Agreement.

      "TECHNICAL MANAGEMENT EXPIRY DATE"

      means 31st October, 2005, being the date on which the Technical Management Agreement entered into between the Borrower and Indar Energy expires.

      "TERM"

      means each period determined under this Agreement by reference to which interest on a Loan or an overdue amount is calculated.

      "TIME CHARTER"

      means the agreement dated on or about the date of this Agreement between the Borrower and the Time Charterer for the time charter of the Vessel, together with:

      (a)   the Purchase Option Side Letter;

      (b)   the Capital Costs Side Letter;

      (c)   any other addendum thereto from time to time.

      "TIME CHARTERER"

      means Repsol YPF Trading Y Transporte S.A., a company incorporated under the laws of Spain and having its registered office at 278 Paseo de la Castellana, 28046 Madrid, Spain, or any assignee of the Time Charter pursuant to Clause 51 of the Time Charter.

      "TIME CHARTER GUARANTEE"

      means the time charter guarantee dated on or about the date of this Agreement, issued by Repsol YPF S.A. in favour of the Borrower in connection with the Time Charter.

      "TOTAL COMMITMENTS"

      means US$100,000,000.

      "TOTAL LOSS" includes:

      (a) actual, constructive, compromised, agreed or arranged total loss of the Vessel;

      (b) requisition for title or other compulsory acquisition of the Vessel otherwise than by requisition for hire;

      (c) capture, seizure, arrest, detention, or confiscation of the Vessel by any government or by persons acting or purporting to act on behalf of any government which deprives the Borrower or, as the case may be, any Charterer of the use of the Vessel for more than 60 days after that occurrence; and

      (d) requisition for hire of the Vessel by any government or by persons acting or purporting to act on behalf of any government which deprives the Borrower, or, as the case may be, any Charterer of the use of the Vessel.

      "VESSEL"

      means the 140,500 cbm LNG carrying vessel under construction under the Newbuilding Contract as Hull Number 2205.

      "VESSEL MANAGEMENT ASSIGNMENT"

      means the assignment of any Vessel Management Contract and any Technical Management Agreement granted or to be granted in favour of the Agent by the Borrower, together with any and all notices and acknowledgements entered into in connection therewith.

      "VESSEL MANAGEMENT CONTRACT"

      means an agreement which will be entered into between the Borrower and a Manager (in the event that the Borrower itself ceases to be the Manager) for the management of the Vessel in form and substance satisfactory to the Agent in its sole discretion, in accordance with the terms and conditions of this Agreement.

  1.2   CONSTRUCTION

(a)   In this Agreement, unless the contrary intention appears, a reference to:

      (i) an "AMENDMENT" includes a supplement, novation, protocol or re-enactment and "AMENDED" is to be construed accordingly;

      (ii) "APPROVED" in Clause 17.39 (Scope of Obligatory Insurances) and Clause 17.41 (Obligatory Insurances) means approved by the Agent in writing;

            "ASSETS" includes present and future properties, revenues and rights of every description;

            an "AUTHORISATION" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration and notarisation;

            a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

            (A) if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that calendar month; or

            (B) if a Term commences on the last Business Day of a calendar month, that Term shall end on the last Business Day in the calendar month in which it is to end;

            a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law, but if not, in respect of which it is customary for banking and financial institutions to comply with) of any governmental or inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

      (iii) a law or regulation, or to a provision of a law or regulation, is a reference to that law, regulation or provision as amended or re-enacted;

      (iv) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

      (v)    a person includes its successors and assigns;

      (vi) a Finance Document or another document is a reference to that Finance Document or that other document as amended;

      (vii)  a time of day is a reference to London time; and

      (viii) a calendar day, week, month or year is a reference to such a period of time as set out in the Gregorian calendar.

(b) Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(c) The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

(d) A document is "IN THE AGREED FORM" for the purposes of the Finance Documents if it is initialled for the purposes of identification as such by the Borrower and the Agent on or before the date of this Agreement.

(e) A person who is not a party to this Agreement may not enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

(f) If the Agent reasonably considers that an amount paid by the Borrower to the Agent under a Finance Document is capable of being avoided or otherwise set aside on the liquidation or administration of the Borrower or otherwise, then that amount shall not be considered to have been irrevocably paid for the purposes of the Finance Documents.

2.    THE FACILITY

   2.1 FACILITY

      Subject to the terms of this Agreement, the Banks agree to make available to the Borrower a revolving credit facility in an aggregate principal amount equal to the Total Commitments. No Bank is obliged to lend more than its Commitment.

   2.2 NATURE OF A FINANCE PARTY'S RIGHTS AND OBLIGATIONS

(a) The obligations of a Finance Party under the Finance Documents are several. Failure of a Finance Party to carry out those obligations does not relieve any other Party of its obligations under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b) The rights of a Finance Party under the Finance Documents are divided rights. A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

3.    PURPOSE

    3.1 The Borrower shall use each Loan for general corporatepurposes for itself and other members of the Group provided, however, that any Loan that the Borrower intends to use as a Distribution Loan shall be designated as a Distribution Loan in the Request completed in accordance with Clause 5.2 and such Distribution Loan shall be subject to the repayment terms set forth in Clause 6(d).

    3.2 Without affecting the obligations of the Borrower in any way, no Finance Party is bound to monitor or verify the application of any Loan.

4.    CONDITIONS PRECEDENT

    4.1 INITIAL CONDITIONS PRECEDENT

      The obligations of each Finance Party to the Borrower under this Agreement are subject to the conditions precedent that the Agent has notified the Borrower and the Banks that it has received all of the documents set out in Schedule 2 (Initial Conditions Precedent Documents) in form and substance satisfactory to the Agent.

    4.2 FURTHER CONDITIONS PRECEDENT AND CONDITION SUBSEQUENT

(a) The obligations of each Bank to participate in any Loan under Clause 5.3 (Advance of Loan) are subject to the further conditions precedent that:

      (i)   on both the date of the Request and the Drawdown Date for that Loan:

            (A) the representations and warranties in Clause 16 (Representations and Warranties) to be repeated on those dates are correct and will be correct immediately after the Loan is advanced (and, in relation to Clause 16.14 (Litigation), a certificate of compliance is provided by the Borrower); and

            (B) no Default or, in the case of a Rollover Loan, no Event of Default is outstanding or would result from the advancing of the Loan;

      (ii) the advancing of the Loan would not cause Clause 2.1 (Facility) to be contravened;

      (iii) each Existing Bank (as defined in Clause 27.2 (Transfers by Banks)) as at the Drawdown Date of the relevant Loan has given to the Spanish Security Agent power of attorney in the form of Schedule 8 (Form of Bank's Power of Attorney) which power of attorney has been notarised and apostillised; and

      (iv) all other terms and conditions under this Agreement to the advancing of a Loan have been satisfied in full.

    4.3 MAXIMUM NUMBER

      Unless the Agent agrees, a Request may not be given if, as a result, there would be more than ten (10) Loans outstanding.

5.    DRAWDOWN

    5.1 RECEIPT OF REQUEST

      The Borrower may borrow a Loan during the Availability Period if the Agent receives, not later than 10.00 a.m. three Business Days before the Rate Fixing Day for the proposed borrowing, a duly completed Request. Each Request is irrevocable.

    5.2 COMPLETION OF REQUESTS

      A Request for a loan will not be regarded as having been duly completed unless:

      (a) the proposed Drawdown Date is a Business Day falling within the Availability Period;

      (b)   the amount of the Loan requested is:

            (i) a minimum of US$ 10,000,000 or an integral multiple of US$5,000,000; or

            (ii) the maximum undrawn amount available under the Facility on the proposed Drawdown Date; or

            (iii) such other amount as the Facility Agent may agree;

      (c)   the payment instructions comply with Clause 10 (Payments);

      (d)   the proposed Term complies with this Agreement; and

      (e) the Loan shall be designated, based upon its intended use, as either a General Revolving Loan or a Distribution Loan.

      Only one Loan may be specified in a Request.

    5.3 ADVANCE OF LOAN

(a) The Agent shall promptly notify each Bank of the details of the requested Loan and the amount of its participation in that Loan.

(b) Subject to the terms of this Agreement, each Bank shall make its participation in the Loan available to the Agent for the Borrower on the relevant Drawdown Date. The amount of each Bank's participation in the Loan will be the proportion of the Loan which is equal to the proportion which its Commitment bears to the Total Commitments on the proposed Drawdown Date.

6.    REPAYMENT

(a)   The Borrower must repay each Loan in full on its Maturity Date.

(b) Subject to the other terms of this Agreement, any amounts repaid under paragraph (a) may be reborrowed.

(c) Notwithstanding the foregoing, all Loans must be repaid in full on the Final Maturity Date.

(d) The Borrower will cause the aggregate outstanding principal balance of Distribution Loans to be zero for a period of at least fifteen (15) consecutive Business Days during any twelve (12) month period.

7.    PREPAYMENT AND CANCELLATION

    7.1 AUTOMATIC CANCELLATION

      The Commitment of each Bank shall automatically be cancelled at the close of business on the last day of the Availability Period.

    7.2 VOLUNTARY CANCELLATION

      (a) The Borrower may, by giving not less than 5 Business Days' prior notice to the Agent, cancel the unutilised amount of the Total Commitments in whole or in part.

      (b) Partial cancellation of the Total Commitments must be in a minimum amount of US$ 5,000,000 or in an integral multiple of US$ 5,000,000.

      (c) Any cancellation in part will be applied against the Commitment of each Bank pro rata.

    7.3 MANDATORY PREPAYMENT

(a) If the Delivery Date does not fall on or before 18th July, 2003, the Borrower shall immediately prepay the whole of any Loans then outstanding.

(b) The Borrower shall be obliged to prepay the whole of any Loans then outstanding in the following circumstances and at the following times:

      (i) subject to Clause 7.3A below, if the Vessel is sold, on or before the date on which the sale is completed by delivery of the Vessel to the buyer;

      (ii) subject to Clause 7.3A below, if there is a Total Loss, on the earlier of the date falling 60 days after the Date of Total Loss and the date of receipt by the Agent of the proceeds of insurance relating to such Total Loss;

      (iii) if the Newbuilding Contract is terminated for any reason, on the date of termination; or

      (iv) if the Time Charter is terminated for any reason, on the date of termination.

    7.3A VESSEL SUBSTITUTION

      (a) The Borrower may, at any time after Delivery of the Vessel following a sale or Total Loss of that Vessel, request the substitution of the Vessel by a replacement vessel. The replacement vessel shall be required to be:

            (i) as at the time of substitution, of at least equal value to the Vessel, such valuation to be conducted in accordance with Clause 18;

            (ii) of the same or similar type as the Vessel, being an LNG carrier having equivalent or greater capacity than the Vessel, with equivalent or better Classification, having been maintained to a similar standard as the Vessel, capable of loading and discharging at as least a wide a range of ports as the Vessel, acceptable to the Charterer and having been accepted by the Charterer as a substitute vessel or having been the subject of replacement charter arrangements; and

            (iii) with the same or a similar remaining useful life as the
                  Vessel,

            such determinations to be made in the sole discretion of the Agent acting on behalf of the Lenders (the "REPLACEMENT VESSEL").

      (b) Any such request by the Borrower pursuant to Clause 7.3A(a) above (the "REPLACEMENT REQUEST") shall be made to the Agent in writing at least 30 Business Days prior to the proposed date of substitution (the "SUBSTITUTION DATE") and shall be accompanied by evidence of compliance by the Borrower of the conditions specified in Clause 7.3A(a) above.

      (c) Subject to satisfaction of the above conditions in full, the Agent shall be required to agree to a Replacement Request provided that:

            (i) the Agent has received in writing confirmation from each of the Banks consenting to the Replacement Request; and

            (ii) as at the date of either the Replacement Request or the Substitution Date, no Default or Event of Default is outstanding; and

            (iii) there are no adverse tax, credit or other relevant
                  implications which it is possible, in the opinion of the Agent, may arise as a result of the substitution;

            (iv) the Agent has received a survey in respect of the Replacement Vessel, reasonably satisfactory to the Agent; and

            (v) on or prior to the Substitution Date, the Borrower will have executed equivalent Security Documents in relation to the Replacement Vessel, including but not limited to a first priority ship mortgage in a jurisdiction acceptable to the Agent, an assignment of the earnings, obligatory insurances and any management and charter arrangements in respect of the Replacement Vessel, and such other security documents as the Agent may in its sole discretion determine appropriate in order to place the Finance Parties in substantially the same position in all respects (mutatis mutandis) as they would have been in prior to the Substitution Date.

      (d) The Borrower agrees that following a Replacement Request it will duly execute and deliver such further documents and instruments and take such further action as the Agent request in order to effect the Replacement Request.

      (e) Each of the Agent and the Borrower agree and confirm that the costs in connection with the Replacement Request (including but not limited to the costs of any legal advisers and any costs incurred in valuing and surveying the Replacement Vessel) shall be for the account of the Borrower.

    7.4 VOLUNTARY PREPAYMENT

      Subject to Clause 17.30(a) (Proceeds from sale or Total Loss of the Vessel), the Borrower may, on giving 3 days' prior written notice to the Agent, prepay the whole or any part of any Loan but if in part in a minimum amount or multiple of US$5,000,000.

    7.5 MISCELLANEOUS PROVISIONS

(a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Loans and Commitments. The Agent shall notify the Banks promptly of receipt of any such notice.

(b) All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid and Break Costs but subject to Clause 24.4 (Other indemnities), otherwise without premium or penalty.

(c) No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

(d) In respect of any prepayment under this Agreement, the Borrower must provide evidence satisfactory to the Agent that any consent required by the Borrower or any Finance Party or other creditor of the Borrower in connection with the prepayment has been obtained and remains in force, and that any regulation relevant to this Agreement which affects the Borrower or any Finance Party has been complied with.

(e) No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

(f) A Loan (or part of a Loan) which has been voluntarily prepaid may be re-borrowed on the terms of this Agreement. Any Loan the subject of a mandatory or involuntary prepayment may not be re-borrowed.

8.    INTEREST

    8.1 INTEREST RATE

      The rate of interest on each Loan for each Term is the rate per annum determined by the Agent to be the aggregate of the applicable:

      (a)   Margin;

      (b)   LIBOR; and

      (c)   Mandatory Cost.

    8.2 DUE DATES

      Except as otherwise provided in this Agreement, accrued interest on each Loan is payable by the Borrower on the last day of each Term and also, if the Term is longer than six months, on the dates falling at six-monthly intervals after the first day of that Term.

    8.3 DEFAULT INTEREST

(a) If the Borrower fails to pay any amount payable by it under the Finance Documents (other than interest), it shall forthwith on demand by the Agent, pay interest on the overdue amount from the due date up to the date of actual payment, both before and after judgment, at a rate (the "DEFAULT RATE") determined by the Agent to be the aggregate of:

      (i)   two per cent. per annum;

      (ii)  the Margin; and

      (iii) subject to paragraph (b) below, LIBOR for deposits on call or for successive interest periods of one month.

(b) If any unpaid sum of principal of any Loan is repayable during a Term, the LIBOR applicable to that unpaid sum during the unexpired portion of that Term shall be the LIBOR applicable to it immediately before it fell due.

(c) If the Agent determines (after consultation with the Reference Banks) that Dollar deposits are not being made available to the leading banks in the London Interbank Market, the reference to LIBOR in paragraph (a)(iii) above shall be taken as a reference to a rate representing the cost of funds to the Reference Banks from such other sources as they may from time to time determine.

(d) Unpaid interest shall be capitalised so that it will increase the amount of principal of each Loan and the increased principal amount of each Loan will incur and accrue interest at the default rate.

    8.4 NOTIFICATION

      The Agent shall promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

9.    TERMS

    9.1 SELECTION

      (a)   Each Loan shall have one Term only.

      (b)   The Borrower must select the Term for a Loan in the relevant
            Request.

      (c) Subject to the following provisions of this Clause, each Term for a Loan will be either one, three or six months or any other period agreed by the Borrower and the Banks.

    9.2 NO OVERRUNNING THE FINAL MATURITY DATE

      If a Term would otherwise overrun the Final Maturity Date, it shall be shortened so that it ends on the Final Maturity Date.

    9.3 NOTIFICATION

      The Agent shall promptly notify each relevant Party of the duration of each Term promptly after ascertaining its duration.

    9.4 NON BUSINESS DAYS

      If a Term would otherwise end on a day which is not a Business Day, that Term shall instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.   PAYMENTS

    10.1 PLACE

(a) All payments by the Borrower under the Finance Documents shall be made to the Agent to its account at such office or bank as it may notify to the Borrower for this purpose. In the event the Agent changes its account, office or bank, it shall give the Borrower two Business Days' advance notification of such change.

(b) All amounts to be made available by the Banks to the Agent under this Agreement shall be made available in Dollars and in immediately available, freely transferable, cleared funds at such account at such office or bank as the Agent may designate.

(c) Subject to no Default having occurred and being continuing, and subject to the Agent being satisfied that the relevant amount is due and payable to the Builder under the Newbuilding Contract, the Agent shall forthwith transfer such amounts into the account of the Builder (Account No. 04-029-695) at Bankers Trust Company, Church St. Station, New York, NY 10015 in favour of Daewoo Shipbuilding & Marine Engineering Co. Ltd. as are attributable to Instalments.

(d) On receipt of the funds in paragraph (b) above, and subject to Clause 3 (Purpose) the Agent shall forthwith transfer such amounts not transferred pursuant to paragraph (c) above into the Disbursement Account.

    10.2 FUNDS

      Subject to Clause 10.1(b), all payments under the Finance Documents to the Agent shall be made for value on the due date at such times and in such funds as the Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in Dollars.

    10.3 DISTRIBUTION

(a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Agent may, however, assume that the sum has been paid to it in accordance with the Finance Documents and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but the Agent has paid a corresponding amount to another Party, that Party shall forthwith on demand refund the corresponding amount to the Agent together with interest on that amount from the date of payment to the date of receipt, calculated at a rate determined by the Agent to reflect its cost of funds, provided that no such interest shall be payable in relation to such refund to the extent that such sum to be refunded falls due to be refunded due to the Agent's wilful misconduct or reckless disregard with knowledge of the probable consequences.

(b) Any and all amounts received by the Spanish Security Agent in its capacity as Spanish Security Agent shall be paid to the Agent for application by the Agent pursuant to the provisions of this Agreement.

    10.4 CURRENCY

(a) Amounts payable in respect of costs, expenses, taxes and the like are payable in the currency in which they are incurred.

(b) Any other amount payable under the Finance Documents is, except as otherwise provided in the Finance Documents, payable in Dollars.

(c) If the Agent or any other Finance Party receives any payment required to be paid by the Borrower under this Agreement in a currency other than Dollars, the Agent may convert the currency received into Dollars at the Agent's Spot Rate of Exchange and the Indebtedness shall not be deemed reduced by the payment until and except to the extent that the proceeds of conversion are applied towards the Secured Liabilities.

    10.5 SET-OFF AND COUNTERCLAIM

      All payments made by the Borrower under the Finance Documents shall be made without set-off or counterclaim.

    10.6 NON-BUSINESS DAYS

(a) If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal under the Finance Documents interest is payable on the principal at the rate payable on the original due date.

    10.7 PAYMENTS

(a) Subject to paragraph (c) below, if the Agent receives any payment from the Borrower under the Finance Documents or a payment by the Spanish Security Agent of a payment from the Borrower, the Agent shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

      (i) FIRSTLY, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and/or any of the Banks under the Finance Documents;

      (ii) SECONDLY, in or towards payment pro rata of any principal or accrued interest due but unpaid under this Agreement;

      (iii) THIRDLY, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents; and

      (iv)  FOURTHLY, the balance, if any, to the Borrower.

(b) In the event a Default has occurred and is continuing, the Agent shall, if so directed by all the Banks, vary the order set out in sub-paragraphs
      (a)(ii) to (iv) above.

(c) Paragraphs (a) and (b) above shall override any appropriation made by the Borrower.

11.   TAXES

    11.1 GROSS-UP

(a) All payments by the Borrower under the Finance Documents shall be made without any deduction and free and clear of and without any deduction for or on account of any taxes, except to the extent that the Borrower is required by law to make payment subject to any taxes. If any tax or amounts in respect of tax must be deducted, or any other deductions must be made, from any amounts payable or paid by the Borrower, or paid or payable by the Agent to a Bank, under the Finance Documents, the Borrower shall pay such additional amounts as may be necessary to ensure (having regard to any such deduction on any such additional amount) that the relevant Party receives a net amount equal to the full amount which it would have received had payment not been made subject to tax or any other deduction.

(b) Without prejudice to paragraph (a) above, in relation to an exemption from or application of a rate lower than that of general application in relation to any Non-Residents Income Tax (Impuesto sobre la Renta de No Residentes) pursuant to any double taxation treaty, or pursuant to any other cause relating to residence status, any Bank which is not incorporated in Spain shall supply the Agent (which shall deliver a copy thereof to the Borrower), with a certificate of residence issued by the pertinent fiscal administration, evidencing that such Bank is resident for tax purposes in a country which is a member of the European Union or, as the case may be, is resident for tax purposes in the relevant state which has signed and ratified a treaty for the avoidance of double taxation with Spain, within the meaning of such treaty, prior to the last day of the first Term. As such certificates are, at the date hereof, only valid for a period of one year, each such Bank will be required to so supply a further such certificate upon expiry of the previous certificate in relation to any further payment of interest.

    11.2 TAX RECEIPTS

      All taxes required by law to be deducted or withheld by the Borrower from any amounts paid or payable under the Finance Documents shall be paid by the Borrower when due and the Borrower shall, within 15 days of the payment being made or, if later, forthwith following receipt of the same, deliver to the Agent for the relevant Bank evidence satisfactory to that Bank (including all relevant tax receipts) that the payment has been duly remitted to the appropriate authority.

    11.3 TAX CREDITS

(a)   If:

      (i) the Borrower makes a payment or increases the amount of any payment, pursuant to Clause 11.1 (Gross-Up) (a "TAX RELATED PAYMENT"); and

      (ii) the Agent, the relevant Bank or the other relevant Party obtains a refund of tax or obtains a credit against or relief for any tax paid or otherwise payable by it, in respect of or calculated with reference to the deduction, withholding or payment of tax giving rise to the Tax Related Payment (a "TAX CREDIT"), then, if and to the extent that the Agent, the relevant Bank or the other relevant Party (as appropriate), in its reasonable opinion, can do so without any adverse consequences for it (other than the mere payment of monies under this provision), it shall reimburse the Borrower such proportion of that Tax Credit as is attributable to the deduction, withholding or payment as will leave the Agent, the relevant Bank or, as the case may be, the other relevant Party (after that reimbursement) in no better or worse position in respect of its relevant tax liabilities than it would have been in if no Tax Related Payment had been required.

(b) The Agent, the relevant Bank and the other relevant Party shall have absolute discretion as to whether to claim any Tax Credit as well as all other reliefs and credits available to it and, if it does claim, the extent, order and manner in which it does so. The Agent, the relevant Bank and the other relevant Party shall not be obliged to disclose any information regarding its tax affairs and computations to the Borrower.

12.   MARKET DISRUPTION

    12.1 ABSENCE OF QUOTATIONS

      If LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply an offered rate by 11.30 a.m. on a Rate Fixing Day, the applicable LIBOR shall, subject to Clause 12.2 (Market disruption), be determined on the basis of the quotations of the remaining Reference Bank(s).

    12.2 MARKET DISRUPTION

      If, in relation to any proposed Loan:

      (a) LIBOR is to be determined by reference to the Reference Banks but no, or only one, Reference Bank supplies a rate by 11.30 a.m. on the Rate Fixing Day or LIBOR is to be determined by reference to the rate supplied to the Agent by the British Bankers' Association and no such rate is supplied by 11.30 a.m. on the Rate Fixing Day or the Agent otherwise determines that adequate and fair means do not exist for ascertaining LIBOR; or

      (b) the Agent receives notification from Banks whose participations in a Loan exceed 30 per cent. of that Loan that, in their opinion:

            (i) matching deposits may not be available to them in the London interbank market in the ordinary course of business to fund their participations in that Loan for the relevant Term; or

            (ii) the cost to them of obtaining matching deposits in the London interbank market would be in excess of LIBOR for the relevant Term, the Agent shall promptly notify the Borrower and the Banks of the fact and that this Clause 12 is in operation.

    12.3 SUSPENSION OF DRAWDOWNS

      If a notification under Clause 12.2 (Market disruption) applies and is continuing, the Finance Parties shall be under no obligation to advance any further Loans. However, within five Business Days of receipt of the notification, the Borrower and the Agent shall enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding applicable to any future Loans. Any alternative basis agreed shall be, with the prior consent of all the Banks, binding on all the Parties.

    12.4 ALTERNATIVE BASIS

      If a notification under Clause 12.2 (Market disruption) applies to a Loan which is outstanding, then, for the purpose of calculating the rate of interest on that Loan pursuant to Clause 8.1 (Interest rate):

      (a) within five Business Days of receipt of the notification, the Borrower and the Agent shall enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding applicable to that Loan and/or any other Loans;

      (b) any alternative basis agreed under paragraph (a) above, or certified under paragraph (c) below, shall be, with the prior consent of all the Banks, binding on all the Parties and treated as part of this Agreement;

      (c) if no alternative basis is agreed, each Bank shall (through the Agent) certify on or before the last day of the Term to which the notification relates an alternative basis for maintaining its participation in that Loan; and

      (d) any such alternative basis may include an alternative method of fixing the interest rate, alternative Terms or alternative currencies but it must reflect the cost to the Bank of funding its participation in the Loan from whatever sources it may select plus the Margin plus any applicable Mandatory Cost.

13.   INCREASED COSTS

    13.1 INCREASED COSTS

(a) Subject to Clause 13.2 (Exceptions), the Borrower shall forthwith on demand by a Finance Party pay to that Finance Party the amount of any increased cost incurred by it or any of its Affiliates as a result of:

      (i) the introduction of, or any change in, or any change in the interpretation or application of, any law or regulation; or

      (ii) compliance with any regulation made after the date of this Agreement,

      (including any law or regulation relating to taxation, change in currency of a country or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control).

(b)   In this Agreement "INCREASED COST" means:

      (i) an additional cost incurred by a Finance Party or any of its Affiliates as a result of it having entered into, or performing, maintaining or funding its obligations under, any Finance Document; or

      (ii) that portion of an additional cost incurred by a Finance Party or any of its Affiliates in making, funding or maintaining all or any advances comprised in a class of advances formed by or including that Finance Party's participations in a Loan made or to be made under this Agreement as is attributable to that Finance Party making, funding or maintaining those participations; or

      (iii) a reduction in any amount payable to a Finance Party or any of its Affiliates or in the effective return to a Finance Party or any of its Affiliates under this Agreement or (to the extent that it is attributable to this Agreement) on its capital; or

      (iv) the amount of any payment made by a Finance Party or any of its Affiliates, or the amount of any interest or other return foregone by a Finance Party or any of its Affiliates, calculated by reference to any amount received or receivable by that Finance Party or any of its Affiliates from any other Party under this Agreement.

    13.2 EXCEPTIONS

      Clause 13.1 (Increased costs) does not apply to any increased cost:

      (a)   compensated for by the payment of the Mandatory Cost;

      (b)   compensated for by the operation of Clause 11 (Taxes); or

      (c) attributable to any change in the rate of, or change in the basis of calculating, tax on the overall net income of a Bank or any of its Affiliates (or the overall net income of a division or branch of the Bank or any of its Affiliates) imposed in the jurisdiction in which its principal office or Facility Office is for the time being situate.

14.   ILLEGALITY

      If by a change in law it becomes unlawful in any jurisdiction for a Bank to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan, then:

      (a)   that Bank may notify the Borrower through the Agent accordingly; and

      (b)   (i)   the Borrower shall within 30 days of receipt of such notice prepay that Bank's participations in all Loans together with all other amounts payable by it to that Bank under this Agreement; and

            (ii)  that Bank's Commitment shall be cancelled.

15.   MITIGATION

    15.1 MITIGATION

      If circumstances arise such that:

      (a) the Borrower is required to make an additional payment under Clause 11 (Taxes); or

      (b) the Borrower is or would be required under Clause 13.1 (Increased costs) to increase the amount of any payment to a Bank; or

      (c)   Clause 14 (Illegality) applies in relation to a Bank,

      then, without in any way limiting, reducing or otherwise qualifying the Borrower's obligations under those clauses but subject to Clause 15.2 (Exceptions), the relevant Bank shall for a reasonable period of time (not exceeding 30 days) endeavour to take such reasonable steps as may be open to it to mitigate the effects of those circumstances and enter into discussions with the Borrower with a view to determining what other mitigating action might be taken by the Bank, including a potential change in the Bank's lending office or transfer of its Commitment to another bank or financial institution.

    15.2 EXCEPTIONS

      Nothing in Clause 15.1 (Mitigation) shall oblige a Bank to incur any costs or expenses or to take any action or refrain from taking any action where, in the reasonable opinion of such Bank, to take or refrain from taking that action (as the case may be) might be prejudicial to its interests.

    15.3 COSTS AND EXPENSES

      Any costs and expenses incurred by a Bank pursuant to Clause 15.1 (Mitigation) shall be paid by the Borrower within five Business Days after receipt of a demand from the Agent on behalf of the Bank specifying the same. Any such demands shall be accompanied by copies of all supporting documentation which is reasonably and practically available to the Bank.

16.   REPRESENTATIONS AND WARRANTIES

    16.1 REPRESENTATIONS AND WARRANTIES

      The Borrower makes the representations and warranties set out in this Clause 16 to each Finance Party.

    16.2 STATUS

(a) It is a single purpose company, duly incorporated and validly existing under the laws of Spain; and

(b) it has the power to own its assets and carry on its business as it is being conducted.

    16.3 SHARE CAPITAL AND OWNERSHIP

      The whole of the issued share capital of the Borrower is legally and beneficially owned by the Shareholder free of any Security Interest other than the Pledge of Quota Shares.

    16.4 POWERS AND AUTHORITY

(a) It has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

(b) All of the consents referred to in paragraph (a) above remain in force and nothing has occurred which makes any of them liable to revocation.

    16.5 LEGAL VALIDITY

(a) Each Finance Document to which it is or will be a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligations enforceable in accordance with its terms, subject to any applicable insolvency laws;

(b) in entering into this Agreement and borrowing the Loan, the Borrower is acting on its own account; and

(c) each Security Document creates the Security Interests it purports to create with the priority as stated under each Security Document and enforceable against the trustee in bankruptcy, liquidator and creditors of the Borrower and any other third parties, subject to any applicable insolvency laws.

    16.6 NON-CONFLICT

      The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

      (a) any law or regulation or judicial or official order in force as at the date of this Agreement;

      (b)   the constitutional documents of any member of the Group; or

      (c) any document which is binding upon any member of the Group or any asset of any member of the Group.

    16.7 PARI PASSU RANKING

      Its obligations under the Finance Documents rank and will rank at least pari passu with all its other present and future unsecured obligations (other than any rights in rem against the Vessel arising after the date of this Agreement and subject to any and all applicable insolvency laws).

    16.8 TAXES ON PAYMENTS

      All amounts payable by the Borrower under the Finance Documents may be made free and clear of and without deduction or withholding for or on account of any tax payable under any relevant law.

    16.9 STAMP DUTIES

      Except as notified in writing to and accepted by the Agent, no stamp or registration duty or similar taxes or charges are payable in Spain in respect of any Finance Document.

    16.10 NO DEFAULT

(a)   No Default is outstanding or might result from the making of any Loan; and

(b) neither the Borrower nor the Guarantor or any Subsidiary of the Guarantor is in default (howsoever described) or breach of any material liability or obligation under any:

      (i)   Charter or other contract for the employment of; and/or

      (ii)  agreement relating to any Financial Indebtedness in relation to,

      a vessel under the management of the Borrower, the Guarantor or any Subsidiary of the Guarantor.

    16.11 AUTHORISATIONS

      All authorisations, consents, registrations, filings, notarisations and the like required or desirable in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents have been obtained or effected (as appropriate) and are in full force and effect (or, in the case of registrations, filings, notarisations and the like, will be effected within any time limits required by any applicable law or, if there is no such requirement under applicable law, within such time limits as the Agent may reasonably require).

    16.12 INFORMATION

      All information provided by or on behalf of the Borrower to any Finance Party in connection with any Finance Document satisfies the requirement of Clause 17.4 (Information provided to be accurate).

    16.13 ACCOUNTS

      The consolidated audited accounts, in English, of the Guarantor most recently delivered to the Agent:

      (a) have been prepared by a reputable accounting firm in accordance with all applicable laws and GAAP principles and practices consistently applied;

      (b) fairly represent the financial condition of the Guarantor and the Borrower as at the date of those accounts and of its profit for the period for which those accounts relate; and

      (c) fully disclose or reserve against all of the Guarantor's and the Borrower's significant liabilities,

      and there has been no material adverse change in the financial condition of the Borrower or the Guarantor since the date to which those accounts were drawn up.

    16.14 LITIGATION

      Except as notified in writing to and accepted by the Agent, no litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened against the Borrower or the Guarantor.

    16.15 INFORMATION MEMORANDUM

(a) The factual information provided by the Borrower contained in the Information Memorandum was true, accurate and not misleading in any material respect as at its date;

(b) all opinions, predictions or intentions expressed in the Information Memorandum to be the Borrower's opinions, predictions or intentions are honestly held or made and the Borrower does not believe them to be misleading in any material respect;

(c) the financial projections contained in the Information Memorandum which have been prepared by the Borrower have been prepared on the basis of recent historical information and on the basis of reasonable assumptions;

(d) as at the date of this Agreement, nothing has occurred since the date of the Information Memorandum or been omitted from the Information Memorandum in connection with any information provided by the Borrower and no information has been given or withheld by the Borrower that results in the information contained in the Information Memorandum and provided by the Borrower being untrue or misleading in any material respect; and

(e) all proper enquiries have been made to ascertain and to verify the foregoing.

    16.16 TAXES PAID

      The Borrower has paid all taxes applicable to, or imposed on or in relation to, the Borrower or its business which have fallen due for payment.

    16.17 STATUS OF CHARTERS

(a) Neither the Borrower nor any Charterer is in default under any Charter of the Vessel, which default has not been notified to the Agent; and

(b) there are no pending or, so far as the Borrower is aware, threatened actions, suits or proceedings in connection with any Charter of the Vessel.

    16.18 ENVIRONMENT

      Except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Agent:

      (a) the Borrower and its Environmental Affiliates have without limitation complied with the provisions of all applicable Environmental Laws in relation to the Vessel;

      (b) the Borrower and its Environmental Affiliates have obtained all requisite Environmental Approvals in relation to the Vessel and are in compliance with such Environmental Approvals;

      (c) neither the Borrower nor any of its Environmental Affiliates has received notice of any Environmental Claim in relation to the Vessel which alleges that the Borrower is not in compliance with applicable Environmental Laws in relation to the Vessel or Environmental Approvals in relation to the Vessel;

      (d) there is no Environmental Claim in relation to the Vessel pending or threatened; and

      (e)   there has been no Release of Materials of Environmental Concern.

    16.19 SECURITY INTERESTS

      No Security Interest exists over its or any of its Subsidiary's assets which would cause a breach of Clause 17.13 (Security Interests).

    16.20 SECURITY ASSETS

      It is solely and absolutely entitled to the Security Assets to which it is, or will be, a party and there is no agreement or arrangement under which it is obliged to share any proceeds of or derived from such Security Assets with any third party.

    16.21 NEWBUILDING CONTRACT

      All amounts due and payable by the Borrower under the Newbuilding Contract have been unconditionally and irrevocably paid in full to the Builder when due in accordance with the terms of the Newbuilding Contract.

    16.22 ISM CODE COMPLIANCE

      On and after the Delivery Date, the Borrower is in full compliance with the ISM Code.

    16.23 IMMUNITY

(a) The execution by the Borrower of each Finance Document constitutes, and its exercise of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts done and performed for private and commercial purposes; and

(b) the Borrower will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in Spain in relation to any Finance Document.

    16.24 JURISDICTION/GOVERNING LAW

(a)   The Borrower's:

      (i) irrevocable submission under Clause 35 (Jurisdiction) to the jurisdiction of the courts of England;

      (ii)  agreement that this Agreement is governed by English law; and

      (iii) agreement not to claim any immunity to which it or its assets may be entitled,

      are legal, valid and binding under the laws of Spain; and

(b) any judgment obtained in England will be recognised and be enforceable by the courts of Spain.

    16.25 NO AMENDMENTS TO RELATED CONTRACTS

      Other than as notified to and agreed by the Agent in writing, there have been no amendments to any of the Related Contracts (excluding any Vessel Management Contract until such time as it has been executed).

    16.26 MONEY LAUNDERING

      Any borrowing by the Borrower and the performance of its obligations hereunder and under the other Finance Documents will be for its own account and will not involve any breach by it of any law or regulatory measure relating to "money laundering" as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities.

    16.27 TIMES FOR MAKING REPRESENTATIONS AND WARRANTIES

      The representations and warranties set out in this Clause 16:

      (a)   are made by the Borrower on the date of this Agreement; and

      (b) (with the exception of Clause 16.15 (Information Memorandum)) are deemed to be repeated by the Borrower on the date of each Request and each Drawdown Date and on the first day of each Term with reference to the facts and circumstances then existing (but subject, in respect of Clause 16.5 (Legal Validity), Clause 16.8 (Taxes on payments), Clause 16.10 (No Default), Clause 16.11 (Authorisations), Clause 16.14 (Litigation), Clause 16.17 (Status of Charters), Clause
            16.18 (Environment) and Clause 16.25 (No amendments to Related Contracts), to any matters notified to, and agreed by, the Agent in writing) and, in relation to Clause 16.12 (Information), with reference to the most recently delivered Guarantor Accounts.

      (c) When a representation in Clause 16.10 (No default) is repeated on a Request for a Rollover Loan, the reference to a Default will be construed as a reference to an Event of Default.

17.   UNDERTAKINGS

    17.1 DURATION

      The undertakings in this Clause 17 remain in force from the date of this Agreement for so long as any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

    17.2 MAINTENANCE OF STATUS

      The Borrower will maintain its separate corporate existence and remain in good standing under the laws of Spain.

    17.3 FINANCIAL INFORMATION

(a)   The Borrower shall supply to the Agent in sufficient copies for all the
      Banks:

      (i)   its opening balance sheet;

      (ii) as soon as the same are available (and in any event within 180 days of the end of each of its financial years) the consolidated audited financial statements of the Guarantor for that financial year; and

      (iii) as soon as the same are available (and in any event within 90 days of the end of each of its financial half-years and within 120 days of the end of each of its financial years) the consolidated unaudited financial statements of the Guarantorfor that financial half-year.

(b)   The Borrower shall supply to the Agent in sufficient copies for all the
      Banks:

      (i) as soon as the same are available (and in any event within 180 days of the end of each of its financial years) its audited financial statements for that financial year; and

      (ii) as soon as the same are available (and in any event within 90 days of the end of each of its financial half-years) its unaudited financial statements for that financial half-year.

(c)   All accounts (audited and unaudited) delivered under Clause 17.3(a) and
      (b) (Financial information) will:

      (i) be prepared by a reputable accounting firm in accordance with all applicable laws and GAAP principles and practices consistently applied;

      (ii) fairly represent the financial condition of the Guarantor and the Borrower at the date of those accounts and of its profit for the period for which those accounts relate; and

      (iii) fully disclose or reserve against all significant liabilities of the Guarantorand the Borrower.

    17.4 INFORMATION PROVIDED TO BE ACCURATE

      All financial and other information provided by or on behalf of the Borrower under or in connection with any Finance Document will be true and not misleading in any material respect and will not omit any material fact.

    17.5 INFORMATION - MISCELLANEOUS

      The Borrower shall supply to the Agent:

      (a) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending;

      (b) promptly upon receipt thereof, a copy of any notice received by the Borrower from the Time Charterer or any other Charterer of any failure of the Borrower or any other Charterer to exercise due diligence under the Time Charter or any other Charter, together with details from time to time of any and all action being taken to remedy the same; and

      (c) promptly, such further information in its possession or control regarding its business, affairs or financial condition as any Finance Party may through the Agent from time to time reasonably request, in sufficient copies for all of the Banks, if the Agent so requests.

    17.6 NOTIFICATION OF DEFAULT

      The Borrower shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of the same.

    17.7 COMPLIANCE CERTIFICATES

(a)   The Borrower shall supply to the Agent:

      (i) together with the accounts specified in Clause 17.3(a) and (b) (Financial information); and

      (ii)  promptly at any other time, if the Agent so requests,

      a certificate, in the form of Schedule 7 (Form of Compliance Certificate), signed by the chief executive officer or two of its senior officers on its behalf certifying that no Default has occurred and is continuing, is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

(b) The Borrower shall procure that the Guarantor provides, promptly at the end of each of its financial quarters, a certificate in the agreed form, signed by its chief executive officer or two of its senior officers on its behalf certifying that no Default in respect of Clause 19 has occurred and is continuing.

    17.8 AUTHORISATIONS

      The Borrower shall promptly:

      (a)   obtain, maintain and comply with the terms of; and

      (b) supply certified copies to the Agent of, any authorisation, consent, registration, filing, notarisation and the like required under any Applicable Law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

    17.9 PARI PASSU RANKING

      The Borrower shall procure that its obligations under the Finance Documents rank and will rank at least pari passu with all its other present and future unsecured obligations, except for obligations which are mandatorily preferred by law.

    17.10 DISPOSALS

      The Borrower shall not, either in a single transaction or in a series of transactions, whether related or not or whether voluntary or involuntary, sell, transfer, grant or lease or otherwise dispose of all or a material part of its assets.

    17.11 BUSINESS

(a) The Borrower shall not carry on any business other than the ownership, operation and employment of the Vessel and other activities connected with or reasonably incidental to that business.

(b) The Borrower will maintain its place of business, and keep its corporate documents and records, at the address stated at the commencement of this Agreement; and the Borrower will not establish, or do anything as a result of which it would be deemed to have, a place of business in any country other than Spain.

    17.12 LIABILITIES

      The Borrower will not:

      (a) make any loans or grant any credit other than any such loan or credit granted to any member of the Group; or

      (b) make or hold any investments otherwise than in the ordinary course of its business referred to in Clause 17.11 (Business).

    17.13 SECURITY INTERESTS

      The Borrower shall not create or permit to subsist any Security Interest over the Vessel or the Earnings or Obligatory Insurances or any other Security Assets or any Related Contract other than:

      (a)   Permitted Liens; or

      (b)   with the prior written consent of all of the Banks.

    17.14 LIMITATION ON FINANCIAL INDEBTEDNESS

      The Borrower will not incur any Financial Indebtedness other than Financial Indebtedness:

      (a)   under the Finance Documents; or

      (b) arising in the ordinary course of operation of the Vessel in an aggregate amount not exceeding US$250,000, provided that such amounts are paid when due or, if not paid when due are being disputed in good faith by appropriate proceedings (and for the payment of which adequate reserves or security are at the relevant time maintained or provided), provided further that such proceedings, whether by payment of adequate security into Court or otherwise, do not give rise to a material risk of the Vessel or any interest therein being seized, sold, forfeited or otherwise lost or of criminal liability on the Agent or any of the Banks; or

      (c) consisting of any guarantee or indemnity required by any protection and indemnity or war risks club or association to be given by the Borrower; or

      (d) under any loan or credit facility granted to the Borrower by any member of the Group, which is unsecured and fully subordinated to the Facility, the principal terms of which are notified to the Agent by the Borrower in writing prior to the granting of the relevant Facility.

      The Borrower shall, upon a request being made by the Agent, provide the Agent with such further information as the Agent may reasonably require in connection with any loan or credit facility granted or to be granted to the Borrower pursuant to Clause 17.14(d) above.

    17.15 MERGERS

      The Borrower shall not enter into any amalgamation, demerger, merger or reconstruction.

    17.16 LEFT INTENTIONALLY BLANK

    17.17 SECURITY

      The Borrower:

      (a) will procure that the Mortgage is, on execution, and continues to be, registered under Spanish law as a first priority mortgage;

      (b) will procure that any other security conferred by it under any Security Document is maintained and perfected and registered with the relevant authorities;

      (c) at its own cost, do all that it can to ensure that any Finance Document validly creates the obligations and Security Interests which it purports to create; and

      (d) without limiting the generality of paragraph (a) above, at its own cost, promptly register, file, record or enrol any Finance Document with any court or authority, pay any stamp, registration or similar tax payable in respect of any Finance Document, give any notice or take any other step which, in the reasonable opinion of the Agent, is or has become necessary or desirable for any Finance Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.

    17.18 CHARTERS WITH AFFILIATED COMPANIES

      The Borrower will not subject the Vessel to any Charter in favour of any company affiliated with it unless that company has previously agreed in writing to subordinate its interests under such Charter in a form satisfactory to the Majority Banks.

    17.19 DELIVERY OF VESSEL

      The Borrower shall not accept delivery of the Vessel from the Builder unless and until either:

      (a) the Time Charterer has accepted the Vessel pursuant to the terms of the Time Charter; or

      (b) it is required to do so by a ruling resulting from an arbitration pursuant to the terms of the Newbuilding Contract.

    17.20 REGISTRATION OF THE VESSEL

      The Borrower will:

      (a) procure and maintain with effect from the Delivery Date the valid and effective registration of the Vessel in the Canary Islands under the laws of Spain and flag of Spain (or such other laws and flag of like standing and acceptable to the Majority Banks as the Agent (acting in accordance with the instructions of the Majority Banks) may permit (such permission not to be unreasonably withheld)) and ensure nothing is done or omitted by which the registration of the Vessel would or might be defeated or imperilled; and

      (b) not change the name or port of registration of the Vessel without the consent of the Agent (acting in accordance with the instructions of the Majority Banks) (such consent not to be unreasonably withheld).

    17.21 CLASSIFICATION AND REPAIR

      The Borrower will at all times after the Delivery Date:

      (a) ensure that the Vessel is surveyed from time to time as required by the classification society in which the Vessel is for the time being entered and maintain and preserve the Vessel in good working order and repair, ordinary wear and tear excepted, and in any event in such condition as will entitle her to the classification of I 3/3 E+ Liquefied gas carrier/LNG, Ship type 2G (membrane tank, 0.25 bar, -163 degrees C 500 kg/m(3)), deep sea, oH, AUT, PORT, ETA, CNC-1 with Lloyd's Register of Shipping (or to the equivalent classification in another internationally recognised classification society of like standing), free of all overdue requirements and recommendations of that classification society;

      (b) procure that all repairs to or replacement of any damaged, worn or lost parts or equipment shall be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel;

      (c) not remove any material part of the Vessel, or any item of equipment installed on the Vessel unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest or any right in favour of any person other than the Agent and becomes on installation on the Vessel the property of the Borrower and subject to the security constituted by the relevant Security Document(s) provided that the Borrower may install and remove equipment owned by a third party if the equipment can be removed without any risk of damage to the Vessel;

      (d) ensure that the Vessel complies with all laws, regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered under the laws and flag of Spain; and

      (e) not without the prior written consent of the Agent (acting on the instructions of the Majority Banks) (such consent not to be unreasonably withheld) cause or permit to be made any substantial change in the structure, type or performance characteristics of the Vessel.

    17.22 LAWFUL AND SAFE OPERATION

      The Borrower will at all times after the Delivery Date:

      (a) not cause or permit the Vessel to be operated in any manner contrary to the laws, regulations, treaties and conventions (and all rules and regulations issued thereunder) from time to time applicable to the Vessel;

      (b) subject to compliance by the Borrower with the terms of the Time Charter, not cause or permit the Vessel to trade with or within the territorial waters of any country in which her safety may be imperilled;

      (c) subject to compliance by the Borrower with the terms of the Time Charter, not cause or permit the Vessel to be employed in any manner which will or may render her liable to requisition, confiscation, forfeiture, seizure, destruction or condemnation as prize;

      (d) ensure that the Vessel is not employed in any trade or business which is forbidden by international law or is illicit or is carrying illicit or prohibited goods;

      (e) subject to compliance by the Borrower with the terms of the Time Charter, in the event of hostilities in any part of the world (whether war be declared or not) ensure that the Vessel is not employed in carrying any contraband goods and that she does not trade in any zone after it has been declared a war zone by any authority or by the Vessel's war risks insurers unless the Vessel's insurers shall have confirmed to the Borrower that the Vessel is held covered under the Obligatory Insurances for the voyage(s) in question; and

      (f) not charter the Vessel to or permit the Vessel to serve under any contract of affreightment with any foreign country or national of any foreign country which is specified by legislation or regulations of the United States of America or any other jurisdiction in which a Bank's Facility Office is located and such that, if the Earnings or any part of Earnings were derived from such charter or affreightment, that fact would render any Finance Document or the security conferred by the Security Documents unlawful.

   17.23 REPAIR OF THE VESSEL

      The Borrower will not at any time after the Delivery Date put the Vessel into the possession of any person for the purpose of work being done upon her beyond the amount of US$2,500,000 (or equivalent), other than for classification or scheduled dry docking unless such person shall have given an undertaking to the Agent not to exercise any lien on the Vessel or her Earnings or Obligatory Insurances for the cost of that work or otherwise.

   17.24 ARRESTS AND LIABILITIES

      The Borrower will at all times after the Delivery Date:

      (a) pay and discharge all obligations and liabilities whatsoever which have given or may give rise to liens (other than liens arising in the ordinary course of operation of the Vessel in each case for amounts the payment of which is not yet due or, if due and payable, is being disputed in good faith by appropriate proceeding (and for the payment of which adequate reserves have been provided or are and continue to be available)) on or claims enforceable against the Vessel and take all other steps necessary to prevent a threatened arrest of the Vessel;

      (b) notify the Agent promptly in writing of the levy of any distress on the Vessel or her arrest, detention, seizure, condemnation as prize, compulsory acquisition or requisition for title or use and (save in the case of compulsory acquisition or requisition for title or use) obtain her release within 14 days;

      (c) pay and discharge when due all dues, taxes, assessments, governmental charges, fines and penalties lawfully imposed on or in respect of the Vessel or the Borrower; and

      (d) pay and discharge all other obligations and liabilities whatsoever in respect of the Vessel, the Earnings, the Obligatory Insurances and any Charter.

   17.25 RELATED CONTRACTS

      The Borrower shall not take any action, enter into any document or agreement or omit to take any action or to enter into any document or agreement which would, or could reasonably be expected to, cause any Related Contract to cease to remain in full force and effect and shall use all reasonable endeavours to procure that each other party to any Related Contract does not take any action, enter into any document or agreement or omit to take any action or to enter into any document or agreement which would, or could reasonably be expected to, cause any Related Contract to cease to remain in full force and effect.

   17.26 ENVIRONMENT

      The Borrower shall at all times after the Delivery Date:

      (a) comply with all applicable Environmental Laws including, without limitation, requirements relating to the establishment of financial responsibility (and shall require that all Environmental Affiliates of the Borrower comply with all applicable Environmental Laws and obtain and comply with all required Environmental

            Approvals, which Environmental Laws and Environmental Approvals relate to any of the Vessel or her operation or her carriage of cargo); and

      (b) promptly upon the occurrence of any of the following events, provide to the Agent a certificate of an officer of the Borrower or of the Borrower's agents specifying in detail the nature of the event concerned:

            (i) the receipt by the Borrower or any Environmental Affiliate (where the Borrower has knowledge of the receipt) of any Environmental Claim; or

            (ii) any (or any potential) Release of Materials of Environmental Concern.

   17.27 INFORMATION REGARDING THE VESSEL

      The Borrower will at all times after the Delivery Date:

      (a) promptly notify the Agent of the occurrence of any accident, casualty or other event which has caused or resulted in or may cause or result in the Vessel being or becoming a Total Loss;

      (b) promptly notify the Agent of any requirement or recommendation made by any Insurer or classification society or by any competent authority which is not complied with in a timely manner;

      (c)   promptly notify the Agent of any intended dry docking of the Vessel;

      (d) promptly notify the Agent of any Environmental Claim being made in connection with the Vessel or its operation;

      (e) promptly notify the Agent of any claim for breach of the ISM Code being made in connection with the Vessel or its operation;

      (f) give to the Agent from time to time on request such information as the Agent may require regarding the Vessel, her employment, position and engagements;

      (g) provide the Agent on request with copies of the classification certificate of the Vessel and of all periodic damage or survey reports on the Vessel;

      (h) promptly furnish the Agent with full information of any casualty or other accident or damage to the Vessel involving an amount in excess of US$2,500,000 (or equivalent);

      (i) give to the Agent and its duly authorised representatives reasonable access to the Vessel for the purpose of conducting on board inspections and/or surveys of the Vessel and pay the reasonable expenses incurred by the Agent in connection with the inspections and/or surveys provided that, unless a Default has occurred and is continuing, such inspections and/or surveys shall not take place at the expense of the Borrower other than at dry docking and the Agent shall co-operate with the Borrower in respect of the timing for and the place where such surveys take place in order to minimise disruption to the activities of the Vessel; and

      (j) if the Agent reasonably believes an Event of Default may have occurred, furnish to the Agent from time to time upon reasonable request certified copies of the ship's log in respect of the Vessel.

   17.28 PROVISION OF FURTHER INFORMATION

      The Borrower will, as soon as practicable following receipt of a request by the Agent, provide the Agent with any additional or further financial or other information relating to the Borrower, the Vessel, the Earnings, the Obligatory Insurances, any Charter or to any other matter relevant to, or to any provision of, a Finance Document.

   17.29 MANAGEMENT

(a) The Borrower will ensure that at all times after the Delivery Date the Vessel is managed by:

      (i)   the Borrower on terms approved by the Agent; or

      (ii) a substitute Manager, pursuant to a Vessel Management Contract and subject to provision of the Vessel Management Assignment.

(b) The Borrower will not terminate other than on the Technical Management Expiry Date, amend or agree to any amendment to a Vessel Management Contract, and will procure that a Manager doesn't terminate other than on the Technical Management Expiry Date, amend or agree to any amendment to a Technical Management Agreement, without the prior written consent of the Agent (acting on the instructions of the Majority Banks).

(c) The Borrower agrees that the Agent (acting on the instructions of the Majority Banks) shall be entitled to require the Borrower to terminate any existing Vessel Management Contract and/or procure that a Manager terminates any existing Technical Management Agreement and to enter into a replacement Vessel Management Contract with a replacement Manager and/or procure that a Manager enters into a replacement Technical Management Agreement with a replacement Technical Manager, in each case selected or approved by the Agent (acting on the instructions of the Majority Banks) in the event of:

      (i) any of the circumstances set out in Clause 3(d) (Duty to maintain) of the Time Charter arising;

      (ii) an occurrence which has a Material Adverse Effect in relation to the Borrower or the Guarantor; or

      (iii) the occurrence of an Event of Default.

      For the purposes of this paragraph (c), the Majority Banks agree that each of:

      (i)   Teekay Shipping Spain S.L.; and

      (ii)  Dorchester Maritime Limited,

      are pre-approved as replacement Managers unless and to the extent that they are the Manager under the existing Vessel Management Contract or the Technical Management Contract which the Agent requires the Borrower to terminate.

(d) The Borrower shall not sub-contract its responsibilities for the maintenance and/or operation of the Vessel and shall procure that no other Manager shall subcontract its responsibilities under a Vessel Management Contract (other than to a Technical Manager under a Technical Management Agreement) unless:

      (i) the Agent (acting on the instructions of the Majority Banks and taking into account the economics of the Time Charter and the duration of successful operation of the Vessel by the Manager) gives its prior written consent to such subcontracting; and

      (ii) the Borrower or, as the case may be, the existing Manager remains solely responsible for its obligations in connection with the maintenance and/or operation of the Vessel (in the case of the Borrower) or under the existing Vessel Management Contract (in the case of the existing Manager).

(e) In the event of the termination for any reason or the expiration (howsoever described) of either or both of a Vessel Management Contract or a Technical Management Agreement, the Borrower will enter into an agreement to replace such agreement with either:

      (i)   a member of the Group; or

      (ii)  a counterparty approved by the Agent,

      in each case in a form and content approved by the Agent within thirty days of such termination.

(f) In the event of an event of default (howsoever described) under a Vessel Management Contract or a Technical Management Agreement, the Borrower will enter into an agreement to replace such agreement with either a member of the Group or a counterparty, in each case to be approved by the Agent and in a form and content approved by the Agent within thirty days of such termination.

(g) In the event the Borrower does not enter into any such replacement agreement pursuant to Clause 17.29(a) or (b) within such thirty day period, the Agent (acting on the instructions of the Majority Banks) shall be entitled, but not obliged, to enter into any such replacement agreement on the Borrower's behalf.

(f)   Notwithstanding the preceding provisions of this Clause 17.29, the
      Borrower:

      (i) shall not agree that any party other than Dorchester Maritime Limited may be a Technical Manager; and

      (ii)  may not terminate the initial Technical Management Agreement,

      in each case without the prior written consent of the Agent (acting on the instructions of the Majority Banks).

   17.30 PROCEEDS FROM SALE OR TOTAL LOSS OF THE VESSEL

(a) The Borrower will ensure that the proceeds from the sale or Total Loss of the Vessel are immediately upon receipt by the Borrower applied in prepayment of the Loan in accordance with Clause 7 (Prepayment and cancellation).

(b) The Finance Parties agree that the Agent shall release the Vessel from the Mortgage if the Agent is reasonably satisfied that the proceeds of sale of the Vessel are immediately to be applied in accordance with paragraph (a) above and that such proceeds will be sufficient to discharge all of the Borrower's payment obligations under this Agreement.

   17.31 CHARTERS

(a)   The Borrower will not let the Vessel:

      (i)   on demise charter for any period;

      (ii) on any time or consecutive voyage charter for a term which exceeds or which could by virtue of any optional extensions exceed 12 months' duration (unless the Borrower provides evidence to the satisfaction of the Majority Banks that it will be able to meet all its payment obligations under the Finance Documents during that term);

      (iii) on terms whereby more than six months' hire is payable in advance;
            or

      (iv)  otherwise than on arm's-length terms,

      in each case without the consent of the Agent (acting on the instructions of the Majority Banks). For the avoidance of any doubt, this Clause 17.31(a) shall not apply to the Time Charter or in respect of any joint service agreements or pooling arrangements which may (with the consent of the Majority Banks, such consent not to be unreasonably withheld or delayed) be entered into by the Borrower in respect of the Vessel.

(b)   Notwithstanding anything contained in this Clause 17.31:

      (i) the Borrower shall remain liable under any Charter to perform all the obligations assumed by it under that Charter;

      (ii) the Finance Parties shall not be under any obligations or liability under any Charter or liable to make any payment under that Charter; and

      (iii) the Finance Parties shall not be obliged to enforce against any charterer or shipper any term of any Charter, or to make any enquiries as to the nature or sufficiency of any payment received by a Finance Party.

(c) The Borrower will not agree to any amendment or supplement to, or waive or fail to enforce any right under, any Charter or any of its provisions without the prior written consent of the Agent (acting on the instructions of the Majority Banks).

   17.32 LEFT INTENTIONALLY BLANK

   17.33 EARNINGS ACCOUNT

      The Borrower:

      (a) prior to or on the Delivery Date will open, deposit US$1 in and thereafter maintain an Earnings Account with JPMorgan Chase Bank, N.A. for the purpose of receiving the Earnings of the Vessel;

      (b) will procure that any and all Earnings of the Vessel are paid directly into the Earnings Account or as the Agent may from time to time direct;

      (c) upon the occurrence of an Event of Default, gives to the Agent authority to withdraw amounts from the Earnings Account for application from time to time in or towards the outstanding amounts under the Finance Documents in accordance with the terms of the Finance Documents; and

      (d) subject to (c) above, will otherwise be entitled to freely dispose of the amounts standing to the credit of the Earnings Account.

   17.34 SHARING OF EARNINGS

      The Borrower shall not:

      (a) enter into any agreement or arrangement for the sharing of any Earnings;

      (b) enter into any agreement or arrangement for the postponement of any date on which Earnings are due; the reduction of the amount of any Earnings or otherwise for the release or adverse alteration of any right of the Borrower to the Earnings; or

      (c) enter into any agreement or arrangement for the release of, or adverse alteration to, any guarantee or Security Interest relating to any Earnings.

   17.35 DISBURSEMENT ACCOUNT

      The Borrower:

      (a) prior to the Delivery Date will open, deposit US$1 therein and thereafter maintain a Disbursement Account with JPMorgan Chase Bank, N.A. for the purpose of crediting to it proceeds of Loans pursuant to the terms and conditions of this Agreement;

      (b) in relation to the Vessel at any time and from time to time upon the written request of the Agent will execute and deliver any and all such further instruments and documents as the Agent may reasonably require for the purpose of obtaining the full benefit of the assignment of the Disbursement Account to be effected by the General Assignment and of the rights and powers granted under the General Assignment; and

      (c) may not withdraw any amounts from the Disbursement Account other than in accordance with the provisions of Clause3.1 (Purpose).

   17.36 LEFT DELIBERATELY BLANK

   17.37 LEFT DELIBERATELY BLANK

   17.38 SCOPE OF OBLIGATORY INSURANCES

      The Borrower will:

      (a)   at all times up to and including the Delivery Date:

            (i) procure that the Builder effects and maintains the Pre-delivery Insurance, and procure that the Agent's name is endorsed on the policies of all Pre-delivery Insurance as additional insured and loss payee; and

            (ii) maintain in full force and effect Permissible Delays Insurances in an amount equal to at least US$100,000 per day and procure that the Agent's name is endorsed on the policies relating to any such insurance as additional insured and loss payee;

      (b) at all times after the Delivery Date keep the Vessel insured in the Required Amount, in Dollars or another approved currency (as approved by the Majority Banks) in the name of the Borrower or (if the Agent so requires) in the joint names of the Borrower and the Agent through brokers approved by the Agent against fire and usual marine risks (including hull and machinery and Excess Risks) with approved underwriters or insurance companies approved by the Agent and by policies in form and content approved by the Agent;

      (c) at all times after the Delivery Date keep the Vessel insured in the Required Amount in the same manner as above against war risks (including risks of mines and all risks, whether or not regarded as war risks, London Blocking and Trapping Addendum and Lost Vessel Clause, excepted by the free of capture and seizure clauses in the standard form of Lloyds marine policy) either:

            (i) with underwriters or insurance companies approved by the Agent and by policies in form and content approved by the Agent; or

            (ii)  by entering the Vessel in an approved war risks association;

      (d) at all times after the Delivery Date keep the Vessel entered in respect of her full value and tonnage in an approved protection and indemnity association against all risks as are normally covered by such protection and indemnity association (including pollution risks and the proportion not recoverable in case of collision under the running down clause inserted in the ordinary Lloyds policies), such cover for pollution risks to be for:

            (i) a minimum amount of US$1,000,000,000 or such other amount of cover against pollution risks as shall at any time be comprised in the basic entry of the Vessel with either a protection and indemnity association which is an acceptable member of either the "International Group" of protection and indemnity associations (or any successor organisation designated by the

                  Agent for this purpose) or the International Group (or such successor organisation) itself; or

            (ii) if the International Group or any such successor ceases to exist or ceases to provide or arrange any cover for pollution risks (or any supplemental cover for pollution risks over and above that afforded by the basic entry of the Vessel with its protection and indemnity association), such aggregate amount of cover against pollution risks as shall be available on the open market and by basic entry with a protection and indemnity association for ships of the same type, size, age and flag as the Vessel, provided that, if the Vessel has ceased trading or is in lay up and in either case has unloaded all cargo, the level of pollution risks cover afforded by ordinary protection and indemnity cover available through a member of the International Group or such successor organisation or, as the case may be, on the open market in such circumstances shall be sufficient for such purposes;

      (e) at all times after the Delivery Date maintain in full force and effect off-hire insurance in respect of the Vessel with underwriters or insurance companies approved by the Agent and by policies in form and content approved by the Agent and, at a minimum, insuring for off-hire periods of between 60 and 300 days per incident. The Borrower undertakes to procure (in consultation with the Arranger) a cover level of 130 per cent. of hire payable under the current Charter; and

      (f) at all times after the Delivery Date, whenever the Vessel is engaged in trade connected with Japan and when so required by the Banks, maintain in full force and effect social responsibility insurance in respect of the Vessel with underwriters or insurance companies approved by the Agent and by policies in form and content approved by the Agent.

   17.39 MORTGAGEE'S INTEREST AND ADDITIONAL PERILS INSURANCES

      The Agent shall if so authorised by the Majority Banks be entitled from time to time to effect, maintain and renew all or any of the following insurances in such amounts, on such terms, through such insurers and generally in such manner as the Majority Banks may from time to time consider appropriate (such insurances not to be placed by the Borrower or its brokers (in their capacity as brokers to the Borrower)):

      (a) a mortgagee's interest marine insurance providing for the indemnification of the Finance Parties for any losses under or in connection with any Finance Document which directly or indirectly result from loss of or damage to the Vessel or a liability of the Vessel or the Borrower, being a loss or damage which is prima facie covered by an Obligatory Insurance but in respect of which there is a non-payment (or reduced payment) by the underwriters by reason of, or on the basis of any allegation concerning:

            (i) any act or omission on the part of the Borrower, of any operator, Charterer, Manager or sub-manager of the Vessel or of any officer, employee or agent of the Borrower or of any such person, including any breach of warranty or condition or any non-disclosure relating to such Obligatory Insurance;

            (ii) any act or omission, whether deliberate, negligent or accidental, or any knowledge or privity of the Borrower any other person referred to in paragraph (i) above, or of any officer, employee or agent of the Borrower or of such a person, including the casting away or damaging of the Vessel and/or the Vessel being unseaworthy; and/or

            (iii) any other matter capable of being insured against under a mortgagee's interest marine insurance policy whether or not similar to the foregoing;

      (b) where the Vessel is trading into the waters of the United States of America or any other jurisdiction which in the future introduces unlimited liability regimes, a mortgagee's interest additional perils policy providing for the indemnification of the Agent against, amongst other things, any possible losses or other consequences of any Environmental Claim, including the risk of expropriation, arrest or any form of detention of the Vessel, or the imposition of any Security Interest over the Vessel and/or any other matter capable of being insured against under a mortgagee's interest additional perils (pollution) policy whether or not similar to the foregoing;

      (c)   charter indemnity insurance,

      and the Borrower shall upon demand fully indemnify the Agent in respect of all premiums which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.

   17.40 OBLIGATORY INSURANCES

      Without prejudice to its obligations under Clause 17.38 (Scope of Obligatory Insurances), the Borrower will:

      (a) not without the prior consent of the Agent alter any Obligatory Insurance nor make, do, consent or agree to any act or omission which would or might render any Obligatory Insurance invalid, void, voidable or unenforceable or render any sum paid out under any Obligatory Insurance repayable in whole or in part;

      (b) not cause or permit the Vessel to be operated in any way inconsistent with the provisions or warranties of, or implied in, or outside the cover provided by, any Obligatory Insurance or to be engaged in any voyage or to carry any cargo not permitted by the Obligatory Insurance without first covering the Vessel in the Required Amount and her freights for an amount approved by the Agent in Dollars or another approved currency with approved insurers;

      (c) duly and punctually pay all premiums, calls, contributions or other sums of money from time to time payable in respect of any Obligatory Insurance;

      (d) renew all Obligatory Insurances at least 14 days before the relevant policies or contracts expire and procure that the approved brokers and/or war risks and protection and indemnity clubs and associations shall promptly confirm in writing to the Agent as and when each renewal is effected;

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                                       53

      (e) forthwith upon the effecting of any Obligatory Insurance, give written notice of the insurance to the Agent stating the full particulars (including the dates and amounts) of the insurance, and on request produce the receipts for each sum paid by it pursuant to paragraph (c) above;

      (f) not settle, compromise or abandon any claim in respect of any Total Loss unless the Agent is satisfied that such release, compromise or abandonment will not prejudice any of the Banks' interests under or in relation to any Finance Document;

      (g) arrange for the execution and delivery of such guarantees as may from time to time be required by any protection and indemnity or war risks club or association;

      (h) procure that the interest of the Agent and the Banks is noted on all policies of insurance;

      (i) procure that a loss payee provision in the form scheduled to the General Assignment and reflecting the provisions of Clause 17.41 (Application of Insurance Proceeds) is endorsed on all policies of insurance;

      (j) obtain from the relevant insurance brokers P&I Club letters and undertakings in the forms scheduled to the General Assignment; and

      (k) in the event that the Borrower receives payment of any moneys under the General Assignment, save as provided in the loss payable clauses scheduled to the General Assignment, forthwith pay over the same to the Agent and until paid over such moneys shall be held in trust for the Agent by the Borrower.

   17.41 APPLICATION OF INSURANCE PROCEEDS

(a) All sums receivable in respect of the Obligatory Insurances after the occurrence of an Event of Default shall be paid to the Agent and the Agent shall, unless otherwise instructed by the Majority Banks, apply them in accordance with Clause 10.7 (Payments).

(b)   Subject to paragraph (a) above:

      (i) each sum receivable in respect of a major casualty (being any casualty in respect of which the claim or the aggregate of the claims exceeds US$2,500,000 (or its equivalent)), other than in respect of protection and indemnity risk insurances, shall be paid to the Agent; and

      (ii) the insurance moneys received by the Agent in respect of any such major casualty shall be paid:

            (A) to the person to whom the relevant liability shall have been incurred; or

            (B) upon the Borrower furnishing evidence satisfactory to the Agent that all loss and damage resulting from the casualty has been properly made good and repaired, to the Borrower or, at the option of the Agent, to the person by whom any repairs have been or are to be effected.

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                                       54

            The receipt of any such person shall be a full and sufficient discharge of the same to the Agent.

(c) Subject to paragraph (a) above, each sum receivable in respect of the Obligatory Insurances (insofar as the same are hull and machinery or war risks insurances) which does not exceed US$2,500,000 or its equivalent shall be paid in full to the Borrower or to its order and shall be applied by it for the purpose of making good the loss and fully repairing all damage in respect of which the receivable shall have been collected.

(d) Subject to paragraph (a) above, each sum receivable in respect of the Permissible Delay Insurances shall be paid to the Borrower and shall be applied by it in satisfaction of its obligation to pay liquidated damages for delay to the Time Charterer under the Time Charter.

(e) Subject to paragraph (a) above, each sum receivable in respect of protection and indemnity risk Obligatory Insurances shall be paid direct to the person to whom the liability, to which that sum relates, was incurred, or to the Borrower in reimbursement to it of moneys expended in satisfaction of such liability.

(f) Notwithstanding any other provision in this Clause 17.41, all sums receivable in respect of Obligatory Insurances relating to a Total Loss shall be applied in accordance with Clause 17.30(a) (Proceeds from sale or Total Loss of the Vessel).

   17.42 POWER OF AGENT TO INSURE

      If the Borrower fails to effect and keep in force Obligatory Insurances in accordance with this Agreement, it shall be permissible, but not obligatory, for the Agent to effect and keep in force insurance or insurances in the amounts required under this Agreement and entries in a protection and indemnity association or club and, if it deems necessary or expedient to it, to insure the war risks upon the Vessel, and the Borrower will reimburse the Agent for the costs of so doing.

   17.43 ISM CODE

      The Borrower shall:

      (a) at all times after the Delivery Date comply, and be responsible for compliance by itself and by the Vessel, with the ISM Code;

      (b)   at all times after the Delivery Date ensure that:

            (i)   the Vessel has a valid Safety Management Certificate;

            (ii) the Vessel is subject to a safety management system which complies with the ISM Code; and

            (iii) it, or the Manager from time to time, has a valid Document of
                  Compliance for the Vessel, which it holds on board the Vessel,

            and shall deliver to the Agent, on or before the Delivery Date, a copy for each Bank of a valid Safety Management Certificate and a valid Document of Compliance in

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                                       55

            respect of the Vessel, in each case duly certified by an officer of the Borrower or of the Manager from time to time;

      (c) promptly notify the Agent of any actual or, upon becoming aware of the same, threatened withdrawal of an applicable Safety Management Certificate or Document of Compliance;

      (d) promptly notify the Agent of the identity of the person ashore designated for the purposes of paragraph 4 of the ISM Code and of any change in the identity of that person; and

      (e) promptly upon becoming aware of the same notify the Agent of the occurrence of any accident or major non-conformity requiring action under the ISM Code.

   17.44 NO AMENDMENT TO RELATED CONTRACTS

(a) The Borrower shall not amend or agree to any amendment to the Related Contracts without the prior written consent of:

      (i)   in respect of the Obligatory Insurances, the Agent;

      (ii) (subject to sub-paragraph (iii) below), in respect of the Related Contracts (other than the Obligatory Insurances), the Agent (acting on the instructions of the Majority Banks); and

      (iii) in respect of any material amendment to the Newbuilding Contract, the Time Charter, the Refund Guarantee and/or the Performance Guarantee (including, without limitation, any amendment to the Newbuilding Contract which has the effect of extending the date of delivery of the Vessel under the Newbuilding Contract beyond two hundred and thirty (230) days after the Expected Delivery Date), the Agent (acting on the instructions of all of the Banks).

      (such consent not to be unreasonably withheld).

(b) In the event the date of delivery of the Vessel is delayed for two hundred and thirty (230) days beyond the Expected Delivery Date, the Borrower shall, if required in writing to do so by the Agent, terminate the Newbuilding Contract in accordance with the provisions of Article VIII(4) and Article X of the Newbuilding Contract.

   17.45 PRE-APPROVAL OF MORTGAGE

      In the event the Registrar of Ships in the Canary Islands requires any amendment to be made to the form of Mortgage set out in Appendix A for the purpose of pre-approval of the same, the Borrower authorises the Agent to agree such amendments as are required to obtain such pre-approval.

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                                       56

18.   VALUATION

   18.1 VALUATION

      For the purposes of this Clause 18:

      (a) the value of the Vessel shall be the mean average of two valuations each certified in Dollars and carried out by two of the Approved Valuers, one selected by the Agent and one selected by the Borrower (or by the Agent if the Borrower does not make a selection within five (5) Business Days of being requested to do so by the Agent) and both reporting to the Agent on the basis of sale for prompt delivery of the Vessel for cash (free of Security Interests) at arm's-length on normal commercial terms as between willing seller and buyer;

      (b)   any valuation shall be on a without Charter basis; and

      (c) there shall be deducted from any value or valuation the amount which is owing and might become owing and which is secured on the asset concerned by any prior or equal ranking Security Interest (other than in favour of the Finance Parties to secure the Secured Liabilities).

   18.2 DELIVERY OF VALUATIONS

(a) The Borrower will from the Delivery Date procure one valuation of the Vessel per annum from two of the Approved Valuers prepared in accordance with Clause 18.1 (Valuation).

(b) The Borrower will procure in favour of the Agent on behalf of the Finance Parties and the Approved Valuers all such information, facilities and rights of inspection as they may reasonably (having regard to the use and operation of the Vessel under charter) require in order to effect such valuations.

(c)   All valuations shall be at the expense of the Borrower.

(d) If an Event of Default has occurred and is continuing, the Borrower shall be liable to pay for up to five valuations of the Vessel (one from each of the Approved Valuers) under Clause 18.2(a) in any one calendar year.

(e) Any valuation under this Clause 18 shall be binding and conclusive as regards the Borrower.

19.   DEFAULT

   19.1 EVENTS OF DEFAULT

      Each of the events set out in Clauses 19.2 (Non-Payment) to 19.18 (Litigation) (inclusive) is an Event of Default (whether or not caused by any reason whatsoever outside the control of the Borrower or any other person).

   19.2 NON-PAYMENT

      The Borrower does not pay on the due date any amount of principal or interest payable by it under the Finance Documents at the place at and in the currency in which it is expressed to be payable, or (where no grace period is specified in this Agreement) any other amount

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                                       57

      payable by it under the Finance Document is not paid within two Business Days of the due date (in the case of an amount due on demand, the due date is the date of the demand) at the place and in the currency in which it is expressed to be payable.

   19.3 BREACH OF SPECIFIC OBLIGATIONS

      The Borrower does not comply with any of its obligations under Clause
      17.38 (Scope of Obligatory Insurances) or Clause 17.41 (Obligatory Insurances).

   19.4 BREACH OF OTHER OBLIGATIONS

      The Borrower or the Guarantor does not comply with any provision of the Finance Documents (other than those referred to in Clause 19.2 (Non-Payment) or Clause 19.3 (Breach of specific obligations)) and that failure to comply is, if capable of remedy within 15 days, not remedied within 15 days of the earlier of:

      (a)   the Agent notifying the Borrower or the Guarantor of that failure;
            and

      (b)   the Borrower or the Guarantor becoming aware of the same;

      or, if the default is capable of remedy but not within the said period of 15 days, in the opinion of the Agent, the Borrower or, as the case may be, the Guarantor, fails within the said period of 15 days to exercise due diligence in taking steps to remedy the default in question at the earliest practicable opportunity.

   19.5 MISREPRESENTATION

(a) A representation, warranty or statement made or repeated in or in connection with any Finance Document or in any document delivered by or on behalf of the Borrower or the Guarantor under or in connection with any Finance Document is incorrect in any material respect when made or deemed to be made or repeated.

(b) If the failure or omission giving rise to the misrepresentation under paragraph (a) above is capable of remedy, that failure or omission is not remedied within 14 days of the earlier of:

      (i) the Agent notifying the Borrower or the Guarantor of the failure or omission; and

      (ii)  the Borrower or the Guarantor becoming aware of the same.

   19.6 REGISTRATION OF MORTGAGE

      The Mortgage is not approved by the Registrar of Ships in the Canary Islands and fully and effectively registered in accordance with the laws of Spain within 60 days of the date of filing of the Mortgage.

   19.7 CROSS-DEFAULT

(a) Any Financial Indebtedness of the Borrower or the Guarantor is not paid when due (or within any applicable grace period) or if it falls within Clause 17.14(c) (Limitation on Financial Indebtedness), is not being disputed in accordance with Clause 17.14(c) (Limitation on Financial Indebtedness);

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                                       58

(b) an event of default howsoever described occurs under any document relating to any Financial Indebtedness of the Borrower or the Guarantor;

(c) any guarantee of Financial Indebtedness given by the Borrower or the Guarantor is not honoured when due and called upon or within five Business Days thereafter;

(d) any Security Interest securing Financial Indebtedness over any asset of the Borrower or the Guarantor is enforced;

(f) the Borrower or the Guarantor is in default or breach under any of the Related Contracts (other than a default or breach of the Newbuilding Contract or the Time Charter which arises solely as a result of a suspension of advances pursuant to Clause 12.3 (Suspension of drawdowns)) or any of the Related Contracts is otherwise terminated or ceases to be in full force and effect or becomes illegal or unenforceable, and in the case of a Technical Management Agreement or a Vessel Management Contract, is not replaced in accordance with the provisions of Clause 17.29(e) (Management); or

(g) the Guarantor or any Affiliate of the Guarantor is in default (howsoever described) or breach of any material liability or obligation under any:

      (i)   Charter or other contract for the employment of; and/or

      (ii)  agreement relating to any Financial Indebtedness in relation to,

      a vessel under the management of the Guarantor or any Affiliate of the Guarantor.

   19.8 INSOLVENCY

(a) The Borrower or the Guarantor is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or to be insolvent, or admits inability to pay its debts as they fall due;

(b) the Borrower or the Guarantor makes a general assignment for the benefit of its creditors; or

(c) the Borrower or the Guarantor, other than by reason of a voluntary restructuring approved in advance by the Agent (acting on the instructions of the Majority Banks), begins negotiations with one or more of its creditors for readjustment or rescheduling of any of its Financial Indebtedness.

   19.9 INSOLVENCY PROCEEDINGS

(a) The Borrower or the Guarantor applies for the declaration of insolvency ("concurso") or consents to the appointment of a receiver, administrator, trustee, liquidator or similar officer of itself or of all or a material part of its assets, or if a third party applies for the insolvency of the Borrower or the Guarantor.

(b) Any petition, application, proposal or order is made or resolution passed or proposed for the liquidation, administration, winding-up, bankruptcy or dissolution of the Borrower or the Guarantor or for a moratorium on any of its debts.

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                                       59

   19.10 APPOINTMENT OF RECEIVERS AND MANAGERS

(a) Any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of the Borrower or the Guarantor or any substantial part of its assets; or

(b) any other steps are taken to enforce any Security Interest over any substantial part of the assets of the Borrower or the Guarantor which steps are not discontinued within 30 days or, if not so discontinued, the Agent is satisfied and continues to be satisfied that the claim is being adequately contested and pursued with due diligence.

   19.11 CREDITORS' PROCESS

      Any attachment, sequestration, distress or execution affects any asset of the Borrower or the Guarantor and is not discharged within 14 days of the same being so levied or sued out.

   19.12 ANALOGOUS PROCEEDINGS

      There occurs, in relation to the Borrower or the Guarantor any event analogous to or having a substantially similar effect to any of the events specified in Clauses 19.8 to 19.11 inclusive under the laws of any applicable jurisdiction.

   19.13 CESSATION OF BUSINESS

      The Borrower or the Guarantor ceases to carry on all or a substantial part of its business.

   19.14 CHANGE OF CONTROL

      Any single person, or group of persons acting in concert, acquires direct or indirect control of the Borrower or the Guarantor. For the purposes of this Clause 19.14 "control" means ownership of more than fifty per cent. of the voting share capital of the Borrower or the Guarantor or such direct or indirect ownership so as to be able to direct its policies or management by contract.

   19.15 UNLAWFULNESS

      It is or becomes unlawful for:

      (a) the Borrower or the Guarantor to perform any of the material terms of the Finance Documents; or

      (b) a Finance Party to exercise any material right or power vested in it under any Finance Document.

   19.16 MATERIAL ADVERSE CHANGE

      Any event or series of events occurs after the date of this Agreement which could reasonably be expected to have a Material Adverse Effect unless that event or series of events is remediable and is remedied within 14 days of its occurrence provided that, without prejudice to any action already taken by the Finance Parties in accordance with this Agreement, the Event of Default shall cease if, during that 14 days' period, the event or series of events ceases to have or ceases to be reasonably likely to have a Material Adverse Effect.

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                                       60

   19.17 IMPERILMENT

      Any circumstances occur or are threatened in relation to the state of the flag of the Vessel or the jurisdiction or incorporation of the Borrower or the Guarantor which would reasonably be expected to imperil the interests of the Finance Parties under any Finance Document unless other arrangements satisfactory to the Majority Banks are made to remove such peril.

   19.18 LITIGATION

      Any litigation, arbitration or administrative procedures are commenced against the Borrower or the Guarantor, unless the Borrower or, as the case may be, the Guarantor demonstrates to the Agent within 14 days of that commencement that the litigation, arbitration or administrative procedures are not reasonably likely to be adversely determined or, if so adversely determined, could not reasonably be expected to have a Material Adverse Effect.

   19.19 ACCELERATION

      On and at any time after the occurrence of an Event of Default and while the Event of Default is continuing the Agent (acting on the instructions of the Majority Banks) may by notice to the Borrower:

      (a)   cancel the Total Commitments; and/or

      (b) demand that all or part of the Loans, together with accrued interest, and all other amounts accrued under this Agreement, be immediately due and payable, whereupon they shall become immediately due and payable; and/or

      (c) demand that all or part of the Loans be payable on demand whereupon it shall immediately become payable on demand by the Agent.

20.   THE AGENT AND THE FINANCE PARTIES

   20.1 APPOINTMENT AND DUTIES OF THE AGENT

(a) Each Finance Party (other than the Agent) irrevocably appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b) Each Party appointing the Agent, irrevocably authorises the Agent on its behalf to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with any other reasonably incidental or desirable rights, powers and discretions.

(c) The Agent has only those duties which are expressly specified in the Finance Documents. Those duties are solely of a mechanical and administrative nature.

(d) Each Bank (in the case of each existing Bank at the date of this Agreement, on or before the date of this Agreement, and in the case of any New Bank, on or before the date the novation referred to in Clause 27.3 (Procedure for novations) becomes effective) will enter into a power of attorney in favour of the Spanish Security Agent in the form of Schedule 8 (Form of Bank's Power of Attorney) in all substantive respects.

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                                       61

   20.2 APPOINTMENT AND DUTIES OF THE SPANISH SECURITY AGENT

(a) Each Finance Party (other than the Agent and the Spanish Security Agent) irrevocably appoints the Spanish Security Agent to act as its agent and attorney under and in connection with the Mortgage and the Pledge of Quota Shares for the purposes specified in this Clause 20.2.

(b) Each Party appointing the Spanish Security Agent irrevocably authorises the Spanish Security Agent on its behalf to perform the duties and to exercise the rights, powers and discretions that are necessary to administer and, upon the instructions of the Majority Banks (through the Agent) enforce (and collect the proceeds of such enforcement) the Mortgage and the Pledge of Quota Shares.

(c) The Spanish Security Agent's duties, rights, powers and discretions are limited to those referred to in paragraph (b) above.

(d) Any and all monies received by the Spanish Security Agent as a result of the enforcement of the Mortgage and/or the Pledge of Quota Shares shall be paid forthwith to the Agent for application in accordance with this Agreement.

   20.3 ROLE OF THE ARRANGER

      Except as otherwise provided in this Agreement, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

   20.4 RELATIONSHIP

      The relationship between each of the Agent and the Spanish Security Agent with the other Finance Parties is that of agent and principal only. Except as contemplated by the Security Documents, nothing in this Agreement constitutes either of the Agent or the Spanish Security Agent as trustee or fiduciary for any other Party or any other person and the Agent need not hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

   20.5 MAJORITY BANKS' INSTRUCTIONS

      Each of the Agent and the Spanish Security Agent will be fully protected if it acts in accordance with the instructions of the Majority Banks in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the relevant Finance Documents and will promptly notify the Banks of any such event. Any such instructions given by the Majority Banks will be binding on all the Banks. In the absence of such instructions the Agent and the Spanish Security Agent may act as they reasonably consider to be in the best interests of all the Banks.

   20.6 DELEGATION

      Each of the Agent and the Spanish Security Agent may act under the relevant Finance Documents through their personnel and agents.

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                                       62

   20.7 RESPONSIBILITY FOR DOCUMENTATION

      Neither the Agent, the Spanish Security Agent nor the Arranger is responsible to any other Party for:

      (a) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document (save in respect of the execution thereof by the Agent or Arranger, as the case may be);

      (b)   the collectability of amounts payable under any Finance Document; or

      (c) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document (including the Information Memorandum).

   20.8 DEFAULT

(a) Neither the Agent nor the Spanish Security Agent is obliged to monitor or enquire as to whether or not a Default has occurred. Neither the Agent nor the Spanish Security Agent will be deemed to have knowledge of the occurrence of a Default. However, if the Agent or the Spanish Security Agent receives notice from a Party referring to this Agreement, describing the Default and stating that the event is a Default, it shall promptly notify the Banks.

(b) The Agent and/or the Spanish Security Agent may require the receipt of security satisfactory to it whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences these proceedings or takes that action.

   20.9 EXONERATION

(a) Without limiting paragraph (b) below, neither the Agent nor the Spanish Security Agent will be liable to any other Party for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by the Agent's reckless disregard with knowledge of the probable consequences or wilful misconduct or by the wilful misconduct of any agent of the Agent or the Spanish Security Agent.

(b) No Party may take any proceedings against any officer, employee or agent of the Agent or the Spanish Security Agent in respect of any claim it might have against the Agent or the Spanish Security Agent or in respect of any act or omission of any kind (including reckless disregard with knowledge of the probable consequences or wilful misconduct) by that officer, employee or agent in relation to any Finance Document.

   20.10 RELIANCE

      Each of the Agent and the Spanish Security Agent may:

      (a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

      (b) rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

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                                       63

      (c) engage, pay for and rely on legal or other professional advisers selected by it (including those in the Agent's or, as the case may be, the Spanish Security Agent's employment and those representing a Party other than the Agent).

   20.11 CREDIT APPROVAL AND APPRAISAL

      Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Finance Party confirms that it:

      (a) has made its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Agent, the Spanish Security Agent or the Arranger in connection with any Finance Document; and

      (b) will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

      For the avoidance of doubt, the Borrower shall not be liable to pay for the costs and expenses of any Finance Party in relation to steps taken in connection with the matters referred to in paragraphs (a) and (b) above.

   20.12 INFORMATION

(a) Each of the Agent and the Spanish Security Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to the Agent or, as the case may be, the Spanish Security Agent by a Party for that person.

(b) The Agent and the Spanish Security Agent shall promptly supply a Bank with a copy of each document received by the Agent and the Spanish Agent respectively under Clause 4 (Conditions Precedent), Clause 17 (Undertakings) and Clause 18 (Valuation) upon the request and at the expense of that Bank.

(c) Except where this Agreement specifically provides otherwise, neither the Agent nor the Spanish Security Agent is obliged to review or check the accuracy or completeness of any document it forwards to another Party.

(d) Except as provided above, neither the Agent nor the Spanish Security Agent has any duty:

      (i) either initially or on a continuing basis to provide any Bank with any credit or other information concerning the financial condition or affairs of the Borrower or any related entity of the Borrower whether coming into its possession or that of any of its related entities before, on or after the date of this Agreement; or

      (ii) unless specifically requested to do so by a Bank in accordance with a Finance Document, to request any certificates or other documents from the Borrower.

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                                       64

   20.13 THE AGENT, THE SPANISH SECURITY AGENT AND THE ARRANGER INDIVIDUALLY

(a) If it is also a Bank, each of the Agent, the Spanish Security Agent and the Arranger has the same rights and powers under this Agreement as any other Bank and may exercise those rights and powers as though it were not the Agent, the Spanish Security Agent or the Arranger.

(b)   Each of the Agent, the Spanish Security Agent and Arranger may:

      (i)   carry on any business with the Borrower or its related entities;

      (ii) act as agent or trustee for, or in relation to any financing involving, the Borrower or its related entities; and

      (iii) retain any profits or remuneration in connection with its activities under this Agreement or in relation to any of the foregoing.

(c) In acting as the Agent or, as the case may be, the Spanish Security Agent, the agency division of the Agent or, as the case may be, the Spanish Security Agent will be treated as a separate entity from its other divisions and departments. Any information acquired by the Agent or, as the case may be, the Spanish Security Agent which, in its opinion, is acquired by it otherwise than in its capacity as the Agent or, as the case may be, the Spanish Security Agent may be treated as confidential by the Agent or, as the case may be, the Spanish Security Agent and will not be deemed to be information possessed by the Agent in its capacity as such.

(d) The Borrower irrevocably authorises the Agent and the Spanish Security Agent to disclose to the other Finance Parties any information which, in its opinion, is received by it in its capacity as the Agent or, as the case may be, the Spanish Security Agent.

(e) Each of the Agent and the Spanish Agent may deduct from any amount received by it for the Banks pro rata any unpaid fees, costs and expenses of the Agent or, as the case may be, the Spanish Security Agent incurred by it in connection with the relevant Finance Documents.

   20.14 INDEMNITIES

(a) Without limiting the liability of the Borrower under the Finance Documents, each Finance Party shall forthwith on demand indemnify each of the Agent and the Spanish Security Agent for that Finance Party's proportion of any liability or loss incurred by the Agent or, as the case may be, the Spanish Security Agent in any way relating to or arising out of its acting as the Agent or, as the case may be, the Spanish Security Agent, except to the extent that the liability or loss arises directly from:

      (i) the Agent's or, as the case may be, the Spanish Security Agent's wilful misconduct or reckless disregard with knowledge of the probable consequences; or

      (ii) the Borrower's failure to make any payment to the Agent or the Spanish Security Agent in respect of the management time of the Agent or the Spanish Security Agent pursuant to Clause 20.19 (Extraordinary management time and resources).

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                                       65

(b) A Bank's proportion of the liability or loss set out in paragraph (a) above is the proportion of its participation in the relevant Loan (if any) on the date of the demand. If, however, the relevant Loan is not outstanding on the date of demand, then the proportion will be the proportion which its Commitment bears to the Total Commitments at the date of demand or, if the Total Commitments have been cancelled, bore to the Total Commitments immediately before being cancelled.

(c) The Borrower shall forthwith on demand reimburse each Bank for any payment made by it under paragraph (a) above.

   20.15 COMPLIANCE

(a) Each of Agent and the Spanish Security Agent may refrain from doing anything which might, in its opinion, constitute a breach of any law or regulation binding or applicable to it or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

(b) Without limiting paragraph (a) above, neither the Agent nor the Spanish Security Agent need disclose any information relating to the Borrower or any of its related entities if the disclosure might, in the opinion of the Agent, or, as the case may be, the Spanish Security Agent constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

   20.16 RESIGNATION OF AGENT AND SPANISH SECURITY AGENT

(a)   Notwithstanding its irrevocable appointment, and subject to sub-paragraph
      (g) below either or both of the Agent and the Spanish Security Agent may resign by giving notice to the Finance Parties and the Borrower, in which case the Agent may forthwith appoint one of its Affiliates as successor Agent with the approval of the Borrower (such approval not to be unreasonably withheld or delayed) or, failing that, the Majority Banks may appoint a successor Agent. The Spanish Security Agent may appoint one of the other Banks as successor Spanish Security Agent with the approval of the Borrower (such approval not to be unreasonably withheld or delayed) or, failing that, the Majority Banks may appoint one of the Banks as a successor Spanish Security Agent.

(b) If the appointment of a successor Agent or, as the case may be, the Spanish Security Agent is to be made by the Majority Banks but they have not, within 30 days after notice of resignation, appointed a successor Agent which accepts the appointment, the retiring Agent or, as the case may be, the retiring Spanish Security Agent may appoint a successor Agent or, as the case may be, a successor Spanish Security Agent (in the case of the latter being one of the Banks) with the approval of the Borrower (such approval not to be unreasonably withheld).

(c) The resignation of the retiring Agent or, as the case may be, the Spanish Security Agent and the appointment of any successor Agent or, as the case may be, any successor Spanish Security Agent will both become effective only upon the successor Agent or, as the case may be, the successor Spanish Security Agent notifying all the Parties that it accepts the appointment. On giving the notification, the successor Agent or, as the case may be, the successor Spanish Security Agent will succeed to the position of the retiring Agent or, as the case may be, the successor Spanish Security Agent and the terms "AGENT" and "SPANISH

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                                       66

      SECURITY AGENT" respectively will mean the successor Agent or, as the case may be, the successor Spanish Security Agent.

(d) The retiring Agent or, as the case may be, the retiring Spanish Security Agent shall, at its own cost, make available to the successor Agent or, as the case may be, the successor Spanish Security Agent such documents and records and provide such assistance as the successor Agent or, as the case may be, the Spanish Security Agent may reasonably request for the purposes of performing its functions as the Agent or, as the case may be, the successor Spanish Security Agent under this Agreement.

(e) Upon its resignation becoming effective, this Clause 20 (The Agent and the Finance Parties) shall continue to benefit the retiring Agent or, as the case may be, the retiring Spanish Security Agent in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was the Agent or, as the case may be, the Spanish Security Agent, and, subject to paragraph (d) above, it shall have no further obligation under any Finance Document other than any previously incurred and continuing liabilities not transferred to the successor Agent or, as the case may be, the successor Spanish Security Agent.

(f) The Majority Banks may, by notice to the Agent or, as the case may be, the Spanish Security Agent, require it to resign in accordance with paragraph
      (a) above. In this event the Agent or, as the case may be, the Spanish Security Agent shall resign in accordance with paragraph (a) above but it shall not be entitled to appoint one of its Affiliates as successor Agent or, as the case may be, the successor Spanish Security Agent.

(g)   (i)   Notwithstanding the foregoing provisions of this Clause 20.16, the
            Spanish Security Agent may not resign, nor may the Majority Banks require it to resign, unless the successor Spanish Security Agent is for the time being a Bank.

      (ii) If and for so long as any Bank is also the Spanish Security Agent, it shall not be entitled to assign, transfer or novate the whole of its Commitment pursuant to Clause 27.2 (Transfers by Banks) unless at the same time it resigns as Spanish Security Agent and a successor Spanish Security Agent is appointed pursuant to this Clause 20.16.

      (iii) In the event any Bank becomes a successor Spanish Security Agent in accordance with the terms of this Clause 20.16, each of the Banks shall give to such successor Spanish Security Agent power of attorney in the form of Schedule 8 (Form of Bank's Power of Attorney).

   20.17 BANKS

(a) Each of the Agent and the Spanish Security Agent may treat each Bank as a Bank, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received notice from the Bank to the contrary by not less than five Business Days prior to the relevant payment.

(b) Unless a Bank notifies the Agent to the contrary, each Bank confirms to the Agent, on the date that it becomes a Bank, that it is beneficially entitled to its share in each Loan and its accrued interest and is either:
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                                       67

      (i)   not resident for tax purposes in the United Kingdom; or

      (ii) a bank for the purposes of section 349 of the Income and Corporation Taxes Act 1988.

      Each Bank must promptly notify the Agent if there is a change in its position from that set out in sub-paragraph (i) or (ii) above.

(c) Each Bank undertakes to the Agent that it is in a position to and will provide to the Borrower on or before the first interest payment date and annually thereafter a certificate of its tax residency in a European Union Member country.

(d) The Agent may at any time, and shall if requested to do so by the Majority Banks, convene a meeting of the Banks.

   20.18 SECURITY DOCUMENTS

(a) Each of the Agent and the Spanish Security Agent in each case in its capacity as trustee or otherwise under the Security Documents:

      (i) is, other than arising directly from the Agent's or, as the case may be, the Spanish Security Agent's wilful misconduct or reckless disregard with knowledge of the consequences, not liable for any:

            (A) failure, omission or defect in perfecting or registering the security constituted or created by any Finance Document;

            (B) failure to obtain any licence, consent or other authority for the execution of any Security Document, including, without limitation, the consent of any person required under the terms of any Security Document;

      (ii) may accept without enquiry such title as the Borrower may have to any asset secured by any Security Document; and

      (iii) is not under any obligation to hold any Finance Document or any other document in connection with the Finance Documents or the assets secured by any Finance Document (including title deeds) in its own possession or to take any steps to protect or preserve the same other than as directed by the Majority Banks.

(b) Except as otherwise provided in the Finance Documents, all moneys which under the trusts contained in the Finance Documents are received by the Agent or, as the case may be, the Spanish Security Agent in its capacity as trustee or otherwise may be invested in the name of or under the control of the Agent or, as the case may be, the Spanish Security Agent for and on behalf of the Banks in any investment authorised by English law for the investment by trustees of trust money or in any other investments which may be selected by the Agent. Additionally, the same may be placed on deposit in the name of or under control of the Agent for and on behalf of the Banks at such bank or institution (including the Agent) and upon such terms as the Agent may think fit.

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                                       68

   20.19 EXTRAORDINARY MANAGEMENT TIME AND RESOURCES

      The Borrower shall forthwith on demand pay the Agent and the Spanish Security Agent for the cost of utilising its management time or other resources in connection with:

      (a) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of the Borrower and relating to a Finance Document, a Related Contract or any other document referred to in any Finance Document; or

      (b)   the occurrence of a Default; or

      (c) the enforcement of, or the preservation of or any attempt to enforce or preserve any rights under, any Finance Document.

      Any amount payable to the Agent and/or the Spanish Security Agent under this clause will be calculated on the basis of such reasonable daily or hourly rates as the Agent or, as the case may be, the Spanish Security Agent may notify to the Borrower, and is in addition to any fee paid or payable to the Agent or, as the case may be, the Spanish Security Agent under Clause 21 (Fees).

21.   FEES

   21.1 ARRANGEMENT FEE

      The Borrower shall pay to the Arranger for its own account an arrangement fee in the amount and at the time(s) agreed in the relevant Fee Letter.

   21.2 AGENT'S FEE

      The Borrower shall pay to the Agent for its own account an agency fee in the amount and at the times agreed in the relevant Fee Letter.

   21.3 COMMITMENT FEE

      The Borrower shall pay to the Agent for each Bank a commitment fee calculated at the rate of 0.40 per cent. per annum on the undrawn, uncancelled amount of that Bank's Commitment during the Availability Period. The commitment fee is payable semi-annually in arrear, the first payment falling six (6) months after the date of the Supplemental Agreement. Accrued commitment fee shall also be payable to the Agent for the relevant Bank(s) on the cancelled amount of its Commitment at the time the cancellation comes into effect.

   21.4 VAT

      Any fee referred to in this Clause 21 (Fees) is exclusive of any value added tax or any other tax which might be chargeable in connection with that fee. If any value added tax or other tax is so chargeable, it shall be paid by the Borrower at the same time as it pays the relevant fee.

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                                       69

22.   EXPENSES

   22.1 INITIAL AND SPECIAL COSTS

      The Borrower shall forthwith on demand pay the Agent, the Spanish Security Agent, the Banks and the Arranger the amount of all reasonable (or otherwise capped) costs and expenses (including legal fees) incurred by any of them in connection with:

      (a) the negotiation, preparation, translation, printing and execution of:

            (i) this Agreement and any other documents (other than a Novation Certificate) referred to in this Agreement; and

            (ii) any other Finance Document (other than a Novation Certificate) executed after the date of this Agreement;

      (b) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of the Borrower and relating to a Finance Document or a document referred to in any Finance Document; and

      (c) any other matter, not of an ordinary administrative nature, arising out of or in connection with a Finance Document and not solely out of the general business of the Agent, the Banks or the Arranger.

   22.2 ENFORCEMENT COSTS

      The Borrower shall forthwith on demand pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it:

      (a) in connection with the enforcement of, or the preservation of (or attempt to enforce or preserve) any rights under, any Finance Document; or

      (b)   in undertaking any reasonable investigation of any possible Default.

23.   STAMP DUTIES

      The Borrower shall pay and forthwith on demand indemnify each Finance Party against any liability it incurs in respect of any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Finance Document.

24.   INDEMNITIES AND BREAK COSTS

   24.1 GENERAL INDEMNITY

(a) The Borrower hereby agrees that it shall promptly pay and discharge, or cause to be paid or discharged, upon the same becoming payable (and shall, if requested by a Finance Party, produce to that Finance Party evidence of the payment and discharge thereof) and indemnify on demand and keep indemnified each Finance Party on a full indemnity basis against, whether directly or indirectly, a claim against it by, or a liability to, a third party including, without limitation, in relation to any taxes (other than any taxes levied or assessed on net

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                                       70

      income, profits or gains) or any other Losses which relate to or arise directly or indirectly out of or are in any way connected to:

      (i) the condition, testing, delivery, design, leasing, chartering, sub-chartering, construction, manufacture, purchase acquisition, bailment, fitting out, sale importation to or exportation from any country, registration, ownership, possession, management, control, inspection, surveying, engineering, contracting, installation, manning, provisioning, the provision of bunkers and lubricating oils, dry-docking, use, operation, maintenance, repair, service, modification, overhaul, replacement, removal, performance, transportation, flag, navigation, certification, classification, nature, description, acceptance, insurance, refurbishment, conversion, change, alteration, or laying-up of the Vessel or any part thereof or otherwise in connection with the Vessel including, without prejudice to the generality of the foregoing, any Losses arising from any pollution or other environmental damage caused by or emanating from the Vessel or caused by the Vessel becoming a wreck or an obstruction to navigation;

      (ii) any repossession, return, redelivery, storage, maintenance, protection, attempted sale, sale or other disposition of the Vessel following the termination of the chartering of the Vessel which, if carried out by the Agent or the Banks, is carried out in accordance with the terms of the Finance Documents;

      (iii) the complete or partial removal, decommissioning disposal, making Vessel safe, destruction or abandonment or loss of the Vessel including any matter which the Vessel contains or has at any time contained;

      (iv)  any damage or loss to the Vessel irrespective of how caused;

      (v) the operation or use of the Vessel or any design, article or material of the Vessel or relating thereto giving rise to any infringement (or alleged infringement) of any patent or other intellectual property rights or any other rights whatsoever;

      (vi) the occupation, arrest, confiscation, requisition, theft, registration, compulsory acquisition, restraint of the Vessel or the prevention thereof, seizure, taking in execution, impounding, forfeiture or detention of the Vessel, or in securing the release of the Vessel (including, without limitation by the provision of or by procuring a guarantee, bond, cash deposit or other like security);

      (vii) any Environmental Claim relating to the Vessel or any Finance Party arising from the transactions contemplated by the Finance Documents;

      (viii) any premiums, calls, supplementary calls and contributions in relation to any of the Obligatory Insurances and any of the insurances which the Agent maintains in accordance with Clause 17.40 (Mortgagee's interest and additional perils insurance) (including without limitation any such premiums referred to in Clause 7 (Owners to provide) of the Time Charter; or

      (ix) Losses suffered by a Finance Party whether directly or indirectly by way of claims against a Finance Party or any of them, by any person who has incurred expenditure in taking response or preventative measures against loss or damage or injury, or who has suffered or alleged that it has suffered loss, damage or injury in connection with

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                                       71

            anything done or omitted to be done by any person in relation to, or in respect of or in connection with, the Vessel, including in connection with any Hazardous Material emanating or threatening to emanate from the Vessel or from operations being carried on by the Vessel and any claims for removal and response cost and/or for loss, damage or injury to the environment resulting from the release or discharge or threatened release or discharge of any Hazardous Material from the Vessel.

(b) In circumstances where the Borrower makes a payment to a Finance Party or to any third party pursuant to paragraph (a) above, the relevant Finance Party in respect of which such payment has been made agrees that the Borrower may be subrogated to the rights of that relevant Finance Party against the relevant third party. In such circumstances the relevant Finance Party agrees to co-operate with the Borrower in exercising such rights of subrogation, provided that:

      (i) the relevant Finance Party receives a full indemnity from the Borrower in terms satisfactory to such Finance Party as to the costs and expenses of such co-operation; and

      (ii) the relevant Finance Party's name may not be used in any action without that Finance Party's prior written consent (which consent the relevant Finance Party shall have full discretion to withhold).

   24.2 CURRENCY INDEMNITY

(a) If a Finance Party receives an amount in respect of the Borrower's liability under the Finance Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "CONTRACTUAL CURRENCY") in which the amount is expressed to be payable under the relevant Finance Document:

      (i) the Borrower shall indemnify that Finance Party as an independent obligation against any loss or liability arising out of or as a result of the conversion;

      (ii) if the amount received by that Finance Party, when converted into the contractual currency at the Agent's Spot Rate of Exchange on the relevant date, is less than the amount owed in the contractual currency, the Borrower shall forthwith on demand pay to that Finance Party an amount in the contractual currency equal to the deficit; and

      (iii) the Borrower shall pay to the Finance Party concerned on demand any exchange costs and taxes payable in connection with any such conversion.

(b) The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

   24.3 BREAK COSTS

(f)   The Borrower must pay to each Bank its Break Costs.

(g) Break Costs are the amount (if any) determined by the relevant Bank by which:

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                                       72

      (i) the interest which that Bank would have received for the period from the date of receipt of any part of its share in a Loan or an overdue amount to the last day of the applicable Term for that Loan or overdue amount if the principal or overdue amount received had been paid on the last day of that Term;

      exceeds

      (ii) the amount which that Bank would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Term.

(h) Each Bank must supply to the Agent for the Borrower details of the amount of any Break Costs claimed by it under this Subclause.

   24.4 OTHER INDEMNITIES

      The Borrower shall forthwith on demand indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

      (a)   the occurrence of any Default;

      (b) the operation of Clause 19.19 (Acceleration) or Clause 30 (Pro Rata Sharing) (except to the extent such loss or liability is due solely to the reckless disregard with knowledge of the probable consequences or wilful misconduct of the Agent or any Bank);

      (c) any payment of principal or an overdue amount being received from any source otherwise than on the last day of a relevant Term or any interest period determined by the Agent under Clause 8.3 (Default interest); or

      (e) (other than by reason of the wilful misconduct or reckless disregard with knowledge of the probable consequences of, or default by, a Finance Party) a Loan not being advanced after the Borrower has delivered the Request for a Loan or a prepayment not being effected in accordance with a prepayment notice.

      The Borrower's liability in each case includes any loss of margin or other loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid of any Loan.

   24.5 EXCLUSIONS FROM INDEMNITIES

      The indemnities contained in this Clause 24 shall not extend to any claim or liability of a Finance Party to the extent that such claim or liability:

      (a) arises from an act or omission on the part of that Finance Party which constitutes wilful misconduct or recklessness with knowledge of the probable consequences on the part of such Finance Party;

      (b) is caused by any failure on the part of that Finance Party to comply with any of its express obligations under any of the Finance Documents to which that Finance Party is a party (but excluding any such breach or failure that arises as a result of the

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                                       73

            failure of a party to such Finance Document (other than that Finance Party) duly and punctually to perform its obligations);

      (c) represents any loss of the right to receive future income or profits;

      (d) is part of the normal administrative or overhead expenses of that Finance Party except to the extent the same arise on or following an Event of Default which is continuing; or

      (e) is in respect of which that Finance Party is expressly and specifically indemnified and have received and is entitled to retain such indemnity under any other provision of the Finance Documents.

   24.6 PRESERVATION OF INDEMNITIES

(a) Without prejudice to any right to damages or other claim which any Party may, at any time, have against another under this Agreement or under any of the Finance Documents it is hereby agreed and declared that the indemnities in favour of the Finance Parties by the Borrower contained in this Agreement or any of the Finance Documents shall continue in full force and effect notwithstanding any sale or other disposition of the Vessel, Total Loss or any breach of the terms hereof or thereof by the Borrower (including fundamental breach), the lawful repudiation by a Finance Party or the Borrower of this Agreement or any of the Finance Documents or the expiration of the Time Charter or any other Charter (or any renewal of such Time Charter or any other Charter) through effluxion of time or otherwise or the termination of the hire or sale of the Vessel hereunder or any other circumstances whatsoever.

(b) If any payment received by a Finance Party in respect of moneys owing or due and payable by the Borrower hereunder shall on the subsequent liquidation or other insolvency of the Borrower be avoided under any laws relating to insolvency or liquidation, such payment shall not be considered as discharging or diminishing the liability of the Borrower under this Agreement and this Agreement shall continue to apply as if such payment had at all times remained owing by the Borrower.

25.   EVIDENCE AND CALCULATIONS

   25.1 ACCOUNTS

      Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate.

   25.2 CERTIFICATES AND DETERMINATIONS

      Any certification or determination by a Finance Party of a rate or amount under the Finance Documents is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

   25.3 CALCULATIONS

      Interest (including any applicable Mandatory Cost) and the fee payable under Clause 21.3 (Commitment Fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 360 days.

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                                       74

26.   AMENDMENTS AND WAIVERS

   26.1 PROCEDURE

(a) Subject to Clause 26.2 (Exceptions) and to sub-paragraph (b) below, any term of the Finance Documents may be amended or waived with the agreement of the Borrower, the Majority Banks and (to the extent that the amendment or waiver might reasonably be expected to prejudice the Agent) the Agent. The Agent may effect, on behalf of the Finance Parties, an amendment or waiver to which the Majority Banks have agreed.

(b) The Agent shall promptly notify the other Parties of any amendment or waiver effected under paragraph (a) above, and any such amendment or waiver shall be binding on all the Parties.

   26.2 EXCEPTIONS

      An amendment or waiver which relates to:

      (a)   the Final Maturity Date;

      (b)   the definition of "MAJORITY BANKS" in Clause 1.1;

      (c) an extension of the date for, or a decrease in an amount or a change in the currency of, any payment under the Finance Documents;

      (d) any reduction in the Margin (other than in accordance with the terms of this Agreement);

      (e)   an increase in a Bank's Commitment;

      (f) a term of a Finance Document which expressly requires the consent of each Bank;

      (g) Clause 2.2 (Nature of a Finance Party's rights and obligations), Clause 30 (Pro Rata Sharing) or this Clause 26 (Amendments and Waivers); or

      (h) any release of any Security Interest in favour of the Finance Parties generally unless permitted by this Agreement.

      may not be effected without the consent of the Borrower and each Bank.

   26.3 WAIVERS AND REMEDIES CUMULATIVE

      The rights of each Finance Party under the Finance Documents:

      (a)   may be exercised as often as necessary;

      (b) are cumulative and not exclusive of its rights under the general law; and

      (c)   may be waived only in writing and specifically.

      Delay in exercising or non-exercise of any such right is not a waiver of that right.

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                                       75

27.   CHANGES TO THE PARTIES

   27.1 TRANSFERS BY BORROWER

      The Borrower may not assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under the Finance Documents.

   27.2 TRANSFERS BY BANKS

(a) A Bank (the "EXISTING BANK") may, subject to paragraph (b) below at any time assign, transfer or novate any of its Commitment, in whole or in part, and/or any rights and/or any obligations under this Agreement to another bank or financial institution (the "NEW BANK"). The prior consent of the Borrower is required for any such assignment, transfer or novation, unless:

      (i)   the New Bank is another Bank or an Affiliate of a Bank; or

      (ii)  a Default has occurred, is continuing and has not been waived.

      However, the prior consent of the Borrower must not be unreasonably withheld or delayed and will be deemed to have been given if, within 14 days of receipt by the Borrower of an application for consent, it has not been expressly refused.

(b)   A transfer of obligations will be effective only if either:

      (i) the obligations are novated in accordance with Clause 27.3 (Procedure for novations);

      (ii) the New Bank confirms to the Agent and the Borrower that it undertakes to be bound by the terms of this Agreement as a Bank in form and substance satisfactory to the Agent and the Borrower. On the transfer becoming effective in this manner the Existing Bank shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Bank;

      (iii) the New Bank accedes to the Mortgage and the Pledge of Quota Shares by execution of a deed of assignment of interest in the form of
            Schedule 9 (Form of Deed of Assignment of Interest);

      (iv) the New Bank grants a power of attorney in favour of the Spanish Security Agent in the form of Schedule 8 (Form of Bank's Power of Attorney) in all substantial respects.

(c) Nothing in this Agreement restricts the ability of a Bank to sub-contract an obligation if that Bank remains liable under this Agreement for that obligation.

(d) On each occasion an Existing Bank assigns, transfers or novates any of its rights and/or obligations under this Agreement, the New Bank shall, on the date the assignment, transfer and/or novation takes effect, pay to the Agent for its own account a fee of pound 1,000.

(e)   An Existing Bank is not responsible to a New Bank for:

      (i) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

      (ii)  the collectability of amounts payable under any Finance Document; or

      (iii) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

(f) Each New Bank confirms to the Existing Bank and the other Finance Parties that it:

      (i) has made its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Bank in connection with any Finance Document; and

      (ii) will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(g)   Nothing in any Finance Document obliges an Existing Bank to:

      (i) accept a re-transfer from a New Bank of any of the rights and/or obligations assigned, transferred or novated under this clause; or

      (ii) support any losses incurred by the New Bank by reason of the non-performance by the Borrower of its obligations under the Finance Documents or otherwise.

(h) Any reference in this Agreement to a Bank includes a New Bank, but excludes a Bank if no amount is or may be owed to or by that Bank under this Agreement and its Commitment has been cancelled or reduced to nil.

   27.3 PROCEDURE FOR NOVATIONS

(a)   A novation is effected if:

      (i) the Existing Bank and the New Bank deliver to the Agent a duly completed certificate, substantially in the form of Schedule 5 (a "NOVATION CERTIFICATE"); and

      (ii)  the Agent executes it;

      (iii) the New Bank gives the Spanish Security Agent a notarised and apostillised power of attorney in the form of Schedule 8 (Form of Bank's Power of Attorney); and

      (iv) the New Bank gives the Spanish Security Agent a notarised and apostilled deed of assignment of interest in the form of Schedule 9 (Form of Deed of Assignment of Interest).

(b) Each Party (other than the Existing Bank and the New Bank) irrevocably authorises the Agent to execute any duly completed Novation Certificate on its behalf.

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                                       77

(c) To the extent that they are expressed to be the subject of the novation in the Novation Certificate:

      (i) the Existing Bank and the other Parties (the "EXISTING PARTIES") will be released from their obligations to each other (the "DISCHARGED OBLIGATIONS");

      (ii) the New Bank and the existing Parties will assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by the New Bank instead of the Existing Bank;

      (iii) the rights of the Existing Bank against the existing Parties and vice versa (the "DISCHARGED RIGHTS") will be cancelled; and

      (iv) the New Bank and the existing Parties will acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against the New Bank instead of the Existing Bank, all on the date of execution of the Novation Certificate by the Agent or, if later, the date specified in the Novation Certificate.

   27.4  REFERENCE BANKS

      If a Reference Bank (or, if a Reference Bank is not a Bank, the Bank of which it is an Affiliate) ceases to be one of the Banks, the Agent shall (in consultation with the Borrower) appoint another Bank or an Affiliate of a Bank to replace that Reference Bank.

   27.5 REGISTER

      The Agent shall keep a register of all the Parties and shall supply any other Party (at that Party's expense) with a copy of the register on request.

   27.6 FACILITY OFFICE

      Any Bank may from time to time change its Facility Office for the purposes of this Agreement. In the event of any such change the relevant Bank shall promptly notify the Agent and on receipt by the Agent from the relevant Bank of notice of such change, the Agent shall promptly notify the Borrower.

28.   DISCLOSURE OF INFORMATION

(a) Subject to paragraph (b) below, a Bank may disclose to one of its Affiliates or any person with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement:

      (i)   a copy of any Finance Document; and

      (ii) any information which that Bank has acquired under or in connection with any Finance Document.

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                                       78

(b)   The rights of disclosure set out in paragraph (a) above are subject to:

      (i) the relevant information only being disclosed for the purposes of the relevant transfer, participation or other agreement;

      (ii) the relevant Bank considering it necessary to disclose the relevant information in order for the recipient of the information properly to determine (on a fully informed basis) whether or not it wishes to participate in the relevant transfer, participation or other agreement; and

      (iii) the recipient of the relevant information undertaking to the Borrower or to the Agent or relevant Bank (but for the benefit of the Borrower) to be bound by an obligation equivalent to this Clause 28(b).

29.   SET-OFF

      A Finance Party may upon notice to the Borrower, following the occurrence of an Event of Default and whilst it continues, set off any matured obligation owed by the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at the Agent's Spot Rate of Exchange on the relevant date for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Finance Party may set off in an amount estimated by it in good faith to be the amount of that obligation.

30.   PRO RATA SHARING

   30.1 REDISTRIBUTION

      If any amount owing by the Borrower under this Agreement to a Finance Party (the "RECOVERING FINANCE PARTY") is discharged by payment, set-off or any other manner other than through the Agent in accordance with Clause 10 (Payments) (a "RECOVERY"), then:

      (a) the recovering Finance Party shall, within three Business Days, notify details of the recovery to the Agent;

      (b) the Agent shall determine whether the recovery is in excess of the amount which the recovering Finance Party would have received had the recovery been received by the Agent and distributed in accordance with Clause 10 (Payments);

      (c) subject to Clause 30.3 (Exceptions), the recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "REDISTRIBUTION") equal to the excess;

      (d) the Agent shall treat the redistribution as if it were a payment by the Borrower under Clause 10 (Payments) and shall pay the redistribution to the Finance Parties (other than the recovering Finance Party) in accordance with Clause 10.7 (Payments); and

      (e) after payment of the full redistribution, the recovering Finance Party will be subrogated to the portion of the claims paid under paragraph (d) above, and the

            Borrower will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

   30.2 REVERSAL OF REDISTRIBUTION

      If under Clause 30.1 (Redistribution):

      (a) a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to the Borrower; and

      (b) the recovering Finance Party has paid a redistribution in relation to that recovery,

      each Finance Party shall, within three Business Days of demand by the recovering Finance Party through the Agent, reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party together with interest on the amount to be returned to the recovering Finance Party for the period whilst it held the redistribution. Thereupon the subrogation in Clause 30.1(e) (Redistribution) will operate in reverse to the extent of the reimbursement.

   30.3 EXCEPTIONS

(a) A recovering Finance Party need not pay a redistribution to the extent that it would not, after the payment, have a valid claim against the Borrower in the amount of the redistribution pursuant to Clause 30.1(e) (Redistribution).

(b) A recovering Finance Party is not obliged to share with any other Finance Party any amount which the recovering Finance Party has received or recovered as a result of taking legal proceedings, if the other Finance Party had an opportunity to participate in those legal proceedings but did not do so or did not take separate legal proceedings.

31.   SEVERABILITY

      If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

      (a) the legality, validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

      (b) the legality, validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

32.   COUNTERPARTS

      Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Documents.

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                                       80

33.   NOTICES

   33.1 GIVING OF NOTICES

      All notices or other communications under or in connection with the Finance Documents shall be given in writing and unless otherwise stated, may be by letter or facsimile. Any such notice will be deemed to be given as follows:

      (a)   if by letter, when delivered personally or on actual receipt; and

      (b)   if by facsimile, when received in legible form.

      However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

   33.2  ADDRESSES FOR NOTICES

(a) The address and facsimile number of each Party (other than the Borrower, and Agent) for all notices under or in connection with the Finance Documents are:

      (i) those notified by that Party for this purpose to the Agent on or before it becomes a Party; or

      (ii) any other notified by that Party for this purpose to the Agent by not less than five Business Days' notice.

(b)   The address and facsimile number of the Borrower are:

      C/Musgo n degree 5,
      2 degrees Plta.,
      LA FLORIDA, 28023
      Madrid

      Facsimile: 00 34 91 3077 7043
      Attention: Andres Luna

      or such other as the Borrower may notify to the other Parties by not less than five Business Days' notice.

(c)   The address and facsimile number of the Agent are:

      125 London Wall
      London Wall
      London
      EC2Y 5AJ

      Facsimile: +44 (0) 207 777 2085/2360
      Attention: Loans Agency
      or such other as the Agent may notify to the other Parties by not less than five Business Days' notice.

(d)   The address and facsimile number of the Spanish Security Agent are:

      J.P. Morgan Bank S.A.
      Paseo de la Castellana, 51
      28046 Madrid,
      Spain

      Facsimile: +34 91 319 2900
      Attention: Michael Hernan

      or such other as the Spanish Security Agent may notify to the other Parties by not less than five Business Day's notice.

(e) All notices from or to the Borrower or a Bank shall be sent through the Agent.

(f) The Agent shall, promptly upon request from any Party, give to that Party the address or facsimile number of any other Party applicable at the time for the purposes of this clause.

34.   LANGUAGE

(a) Any notice given under or in connection with any Finance Document shall be in English.

(b) All other documents provided under or in connection with any Finance Document shall be:

      (i)   in English; or

      (ii) if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

35.   JURISDICTION

   35.1 SUBMISSION

      For the benefit of each Finance Party, the Borrower agrees that the courts of England have jurisdiction to settle any disputes in connection with any Finance Document and accordingly submits to the jurisdiction of the English courts.

   35.2 SERVICE OF PROCESS

      Without prejudice to any other mode of service, the Borrower:

      (a) irrevocably appoints WFW Legal Services Limited at its offices, for the time being at 15 Appold Street, London EC2A 2HB as its agent for service of process relating to any proceedings before the English courts in connection with any Finance Document;

      (b) agrees that failure by a process agent to notify the Borrower of the process will not invalidate the proceedings concerned;

      (c) consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for the time being applying under Clause 33.2 (Addresses for notices); and

      (d)   agrees that if the appointment of any person mentioned in paragraph
            (a) above ceases to be effective, the Borrower shall immediately appoint a further person in England to accept service of process on its behalf in England, and failing such appointment within 15 days the Agent is entitled to appoint such a person by notice to the Borrower.

   35.3 FORUM CONVENIENCE AND ENFORCEMENT ABROAD

      The Borrower:

      (a) waives objection to the English courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with a Finance Document; and

      (b) agrees that a judgment or order of an English court in connection with a Finance Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

   35.4 NON-EXCLUSIVITY

      Nothing in this Clause 35.4 limits the right of a Finance Party to bring proceedings against the Borrower in connection with any Finance Document:

      (a)   in any other court of competent jurisdiction; or

      (b)   concurrently in more than one jurisdiction.

   35.5 WAIVER OF IMMUNITY

      The Borrower irrevocably and unconditionally:

      (a) agrees that its exercise of its rights and the performance of its obligations under the Finance Documents will constitute private and commercial acts done and performed for private and commercial purposes and, if any Finance Party brings legal proceedings against it or its assets in relation to the Finance Documents, no immunity from those proceedings shall be claimed by or on behalf of itself or for its assets;

      (b) waives any such right of immunity which it or its assets now has or may acquire after the date of this Agreement; and

      (c) consents generally to the giving of any relief or the issue of any process under those proceedings.

   35.6 EXECUTIVE PROCEEDINGS AND SET-OFF

(a)   (i)   This Agreement, as well as any amendments hereto, will be formalised in a Spanish notarial document ("escritura publica"), so that it may have the status of a notarial document of loan for all purposes contemplated in Article 517, number 4 of the new Civil Procedural
            Law (Law 1/2000 of 7th January) ("Ley de Enjuiciamiento Civil"), and Articles 913-4 and 914-2, in relation to Article 916-2 of the Spanish Commercial Code and other related provisions.

      (ii) The sum payable by the Borrower shall be the total aggregate sum resulting from the balance shown in the account(s) maintained by the Agent (or the relevant Bank, as the case may be) in accordance with this Agreement. For the purposes of Articles 571 et seq. of the new Civil Procedural Law (Law 1/2000 of 7th January) ("Ley de Enjuiciamiento Civil"), the parties expressly agree that such balance shall be considered as an acknowledgement of debt and may be claimed pursuant to the same provisions of such law.

      (iii) For the purpose of the provisions of Art. 571 et seq. of the new Civil Procedural Law (Law 1/2000 of 7th January) ("Ley de Enjuiciamiento Civil"), it is expressly agreed by the contracting parties that the determination of the debt to be claimed though the executive proceedings shall be effected by the Agent (or the relevant Bank, as the case may be) by means of the appropriate certificate evidencing the balance shown in the account or accounts of the Borrower. By virtue of the foregoing, to exercise executive action it will be sufficient to present an original notarial first copy of this Agreement and the notarial document ("acta notarial") that incorporates the certificate issued by the Agent (or the relevant Bank, as the case may be) evidencing that the determination of the amounts due and payable by the Borrower have been calculated as agreed in this Agreement and that such amounts coincide with the balance shown in the account or accounts of the Borrower.

(b) The covenant in sub-paragraph (a) above is also applicable with respect to any Bank with regard to its respective Commitment. Such Bank which may issue the appropriate certification of the balance of the account or accounts of the Borrower and the certification of the account balance may be legalised by a notary.

(c) The amount of the balance so established shall be notified to the Borrower in an attestable manner at least one (1) day in advance of exercising the action.

(d) The Borrower hereby expressly authorises the Agent (and any Bank, as appropriate), to request and obtain, by itself, certificates issued by the notary which has formalised this Agreement in order to evidence its accordance with the entries of his registry-book and the date of them for the purpose of number 5 of Article 517, of the new Civil Procedural Law (Law 1/2000 of 7th January) ("Ley de Enjuiciamiento Civil"), the amount of such certificate being for the account of the Borrower in the manner provided with respect to other expenses.

36.   GOVERNING LAW

      This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                              BANKS AND COMMITMENTS

BANKS                                                         COMMITMENTS
Banco BPI - Sucursal Financeira Exterior Em Santa Maria     $11,111,110.59

The Governor and Company of the Bank of Scotland            $11,111,110.59

Commerzbank Aktiengesellschaft, Sucursal en Espana          $11,111,110.59

Calyon                                                      $33,333,331.76

J.P. Morgan Bank S.A.                                       $11,111,110.59

Mizuho Corporate Bank, Ltd., Sucursal en Espana             $11,111,110.59

Vereins-und Westbank AG                                     $11,111,110.59

                                                          ----------------
                                      Total Commitments   US$  100,000,000
                                                          ----------------

                                   SCHEDULE 2

                     INITIAL CONDITIONS PRECEDENT DOCUMENTS

1.    BORROWER

(a)   A certified copy* of the constitutional documents of the Borrower.

(b) A certified copy* of a notarised resolution of the board of directors of the Borrower:

      (i) approving the terms of, and the transactions contemplated by, each Finance Document and resolving that it execute each Finance Document then to be executed;

      (ii) authorising a specified person or persons to execute each Finance Document on its behalf; and

      (iii) empowering individuals of Allen & Overy, Madrid as its attorney to effect notarisation of each of the relevant Finance Documents on its behalf; and

      (iv) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with each Finance Document.

(c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d) A copy of the reporting form PE-1 assigning a NOF number to this Agreement, duly sealed by the Bank of Spain.

(e) A certified copy* of all other resolutions, consents, licences, exemptions and filings, corporate, official or otherwise which the Agent may reasonably require in connection with this Agreement or any other Finance Document.

2.    GUARANTOR

(a)   A certified copy* of the constitutional documents of the Guarantor.

(b) A certified copy* of a notarised resolution of the board of directors of the Guarantor:

      (i) approving the terms of, and the transactions contemplated by, the Finance Documents and Related Contracts to which it is a party and resolving that it execute the Finance Documents and Related Contracts to which it is a party;

      (ii) authorising a specified person or persons to execute the Finance Documents and Related Contracts to which it is a party on its behalf; and

      (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents and Related Contracts to which it is a party.

(c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d) A certified copy* of a notarised resolution of the shareholder(s) of the Guarantor approving the resolutions referred to in paragraph 3(b) above.

3.    FINANCE DOCUMENTS

(a) A duly executed original of this Agreement (with evidence satisfactory to the Agent that it has been executed in England).

(b) A Spanish Public Document of the executed original of this Agreement with its translation into Spanish.

(c) A duly executed original of the Newbuilding Assignment (with evidence satisfactory to the Agent that it has been executed in England).

(d) A Spanish Public Document of the executed original of the Newbuilding Assignment with its translation into Spanish, together with evidence satisfactory to the Agent that such notarisation has taken place before any notarisation of the Second Priority Newbuilding Assignment.

(e) A duly executed original of the General Assignment (with evidence satisfactory to the Agent that it has been executed in England).

(f) Executed original of the General Assignment with its signatures legalised by a Spanish Notary Public.

(g) A duly executed original of the Vessel Management Assignment (with evidence satisfactory to the Agent that it has been executed in England).

(h) Executed original of the Vessel Management Assignment with its signatures legalised by a Spanish Notary Public.

(i)   A Spanish Public Document of the executed Pledge of Quota Shares.

(j) A duly executed original of the Guarantee (with evidence satisfactory to the Agent that it has been executed in England).

(k) Executed original of the Guarantee with its signatures legalised by a Spanish Notary Public.

(l) All share certificates and other documents of title or evidence of ownership in relation to the Shares together with all share transfers and other documents which may be requested by the Agent.

(o)   A certified copy* of each Related Contract, duly executed.

(p) A duly executed original of each Fee Letter together with confirmation from the Agent of payment by the Borrower of amounts due thereunder.

(q) A certified copy* of the duly executed original of the novation of the Newbuilding Contract, together with evidence satisfactory to the Agent that the Effective Date (as defined therein) has occurred.

(r) Duly executed originals of all notices of assignment required to be served under each Security Document referred to above (with evidence satisfactory to the Agent that they have each been executed in England) and the acknowledgements thereof, duly executed by each relevant counterparty.

4.    OTHER DOCUMENTS

(a) A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or for the validity and enforceability of any Finance Document.

(b) A letter from WFW Legal Services Limited agreeing to its appointment as process agent for the Borrower and the Guarantor under the Finance Documents.

(c) Confirmation from the Agent of its satisfaction with a letter of undertaking from Repsol YPF S.A. in relation to the underlying gas supply contracts.

(d) Confirmation from JPMorgan Chase Bank, N.A. to the Agent confirming that the Earnings Account and the Disbursement Account have been duly opened and funded.

(e) A copy of a power of attorney given by the Borrower to the Spanish Security Agent for the purposes of notarising this Agreement and the other relevant Finance Documents, duly executed, notarised and apostilled.

(f)   A copy of each Power of Attorney given by each Bank in the form of
      Schedule 8 (Form of Bank's Power of Attorney) duly executed, notarised and apostilled.

(g) Evidence satisfactory to the Agent of entry into a Technical Management Agreement by the Borrower with Dorchester Maritime Limited, on terms satisfactory to the Agent.

5.    PRE-DELIVERY INSURANCE

(a) A certified copy of all current Pre-delivery Insurances and Permissible Delays Insurances policies in respect of the Vessel.

(b) Evidence that the name of the Agent has been endorsed on the Pre-delivery Insurance policies and on the Permissible Delays Insurances policies as additional insured and loss payee.

(c) A duly executed and notarised notice of assignment (and acknowledgement of the same) of the Pre-delivery Insurance and Permissible Delays Insurances in respect of the Vessel duly executed by the Borrower substantially in the form provided for in the General Assignment and the Newbuilding Assignment.

(d) Fax confirmation from each broker, insurer and club concerned with the Pre-delivery Insurance and Permissible Delays Insurances of the Vessel that:

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                                       88

      (i)   the relevant cover is in effect;

      (ii) they will accept notice of assignment of the Pre-delivery Insurance and Permissible Delays Insurances in favour of the Agent;

      (iii) they will restrict their lien for unpaid premiums under any fleet policy to unpaid premiums in respect of that Vessel only;

      (iv) they will issue a letter of undertaking in the current LIBA form (in the case of Lloyds brokers), substantially in the form provided for in the General Assignment and the Newbuilding Assignment (in the case of non-Lloyds brokers and insurers other than clubs) or in their current standard form (in the case of clubs);

      (v) they will accept endorsement of a loss payable clause on the policies in the form provided for in the General Assignment and the Newbuilding Assignment (in the case of brokers and insurers other than clubs) or will note the interest of the Agent in the entry for the Vessel by way of a loss payable clause in their current standard form (in the case of clubs); and

      (vi) they are not aware of any mortgage, charge, assignment or other encumbrance affecting the Pre-delivery Insurance and Permissible Delays Insurances with which they are concerned (other than any previously disclosed by the Borrower to the Agent in writing).

(e) Confirmation from the Agent of the Banks' satisfaction with a final insurance report prepared by The Miller Insurance Group.

6.    LEGAL OPINIONS

(a) A legal opinion of Allen & Overy, London office, English legal advisers to the Agent, addressed to the Finance Parties.

(b) A legal opinion of Allen & Overy, Madrid office, Spanish legal advisers to the Agent, addressed to the Finance Parties.

(c) Legal opinions (in-house) in relation to execution by the issuers of the Refund Guarantee and the Performance Guarantee.

(d) A legal opinion of Kim & Chang, Korean legal advisers to the Agent, addressed to the Finance Parties, as to the novation and assignment of the Newbuilding Contract.

* Each certified copy document must be certified by a director, officer or duly authorised attorney of the Borrower as being true and complete as at a date no earlier than the date of this Agreement.

                                   SCHEDULE 3

                  DELIVERY DATE CONDITIONS PRECEDENT DOCUMENTS

1.    BORROWER

(a)   A certified copy of the constitutional documents of the Borrower.

(b) A certified copy of a notarised resolution of the board of directors of the Borrower (unless such a resolution in relation to the issues below is still in force):

      (i) approving the delivery of the Vessel and the terms of, and the transactions contemplated by, the Mortgage and resolving that it execute the Mortgage;

      (ii) authorising a specified person or persons to execute the Mortgage on its behalf; and

      (iii) authorising a specified person or persons, on its behalf, to sign or despatch all other documents and notices to be signed or despatched by it under or in connection with the Mortgage.

(c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d) A certified copy of all other resolutions, consents, licences, exemptions and filings, corporate, official or otherwise which the Agent may reasonably require in connection with the Mortgage.

2.    GUARANTOR

(a)   A certified copy* of the constitutional documents of the Guarantor.

(b) A certified copy* of a notarised resolution of the board of directors of the Guarantor (unless such a resolution in relation to the issues below is still in force):

      (i) approving the terms of, and the transactions contemplated by, the Finance Documents and Related Contracts to which it is a party and resolving that it execute the Finance Documents and Related Contracts to which it is a party;

      (ii) authorising a specified person or persons to execute the Finance Documents and Related Contracts to which it is a party on its behalf; and

      (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents and Related Contracts to which it is a party.

(c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d) A certified copy* of a notarised resolution of the shareholder(s) of the Guarantor approving the resolutions referred to in paragraph 3(b) above.

3.    DOCUMENTS

(a) A duly executed and notarised original of the Mortgage together with an official translation thereof into English.

(b) A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, the Security Documents or for the validity and enforceability of either of those documents.

4.    THE VESSEL

(a)   Evidence that:

      (i) the title to the Vessel is held by the Borrower free of all Security Interests other than Permitted Liens;

      (ii) the Vessel is registered in the name of the Borrower as a Canary Islands flag ship at the port of Santa Cruz de Tenerife in the Canary Islands;

      (iii) there is no Security Interest whatsoever of any kind upon the Vessel or the Obligatory Insurances or Earnings of the Vessel other than Permitted Liens;

      (iv) the Mortgage in respect of the Vessel has been duly recorded in the Special Registry of Ships of the Canary Islands in accordance with Spanish law and constitutes a first priority security interest over the Vessel and that all taxes and fees payable to the Special Registry of Ships of the Canary Islands in respect of the Vessel have been paid in full; and

      (v) evidence that the Vessel is subject to a safety management system which complies with the ISM Code.

(b)   A certified copy* of:

      (i) a classification certificate in respect of the Vessel showing the Vessel to be in class without recommendation, condition or qualification;

      (ii)  a valid Interim Safety Management Certificate for the Vessel; and

      (iii) a valid Document of Compliance.

(c)   Confirmation acceptable to the Agent that:

      (i) the Time Charterer has accepted the Vessel pursuant to the terms of the Time Charter; and

      (ii) the Borrower has accepted the Vessel pursuant to the terms of the Newbuilding Contract.

5.    INSURANCE

(a) A certified copy of all current insurance policies in respect of the Vessel.

(b) A duly executed and notarised notice of assignment (and acknowledgement of the same) of the Obligatory Insurances in respect of the Vessel duly executed by the Borrower substantially in the form provided for in the General Assignment and the Newbuilding Assignment.

(c) Fax confirmation from each broker, insurer and club concerned with the Obligatory Insurances of the Vessel that:

      (i)   the relevant cover is in effect;

      (ii) they will accept notice of assignment of the Obligatory Insurances in favour of the Agent;

      (iii) they will restrict their lien for unpaid premiums under any fleet policy to unpaid premiums in respect of that Vessel only;

      (iv) they will issue a letter of undertaking in the current LIBA form (in the case of Lloyds brokers), in the form provided for in the General Assignment and the Newbuilding Assignment (in the case of non-Lloyds brokers and insurers other than clubs) or in their current standard form (in the case of clubs);

      (v) they will accept endorsement of a loss payable clause on the policies in the form provided for in the General Assignment and the Newbuilding Assignment (in the case of brokers and insurers other than clubs) or will note the interest of the Agent in the entry for the Vessel by way of a loss payable clause in their current standard form (in the case of clubs); and

      (vi) they are not aware of any mortgage, charge, assignment or other encumbrance affecting the Obligatory Insurances with which they are concerned (other than any previously disclosed by the Borrower to the Agent in writing).

6.    LEGAL OPINIONS

(a) A legal opinion of Allen & Overy, London office, English legal advisers to the Agent, addressed to the Finance Parties.

(b) A legal opinion of Allen & Overy, Madrid office, Spanish legal advisers to the Agent, addressed to the Finance Parties.

* Each certified copy document must be certified by a director, officer or duly authorised attorney of the Borrower as being true and complete as at a date no earlier than the date of this Agreement.

                                   SCHEDULE 4

                                 FORM OF REQUEST

To:   J.P. Morgan Europe Limited as Agent

From: Naviera Teekay Gas S.L.

                                                                 Date: [       ]

                             NAVIERA TEEKAY GAS S.L.
        US$100,000,000 REVOLVING CREDIT AGREEMENT DATED 22 FEBRUARY, 2001
             (AS AMENDED, NOVATED OR SUPPLEMENTED FROM TIME TO TIME)

1.    We wish to borrow a Loan from the Banks as follows:

      (a)   Drawdown Date: [ ]

      (b)   Amount: [ ]

      (c)   Term: [ ]

      (d)   Payment Instructions: [ ].

2. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Request.

3. We hereby specify that the Loan shall be designated as a [General Revolving Loan/Distribution Loan].

By:

NAVIERA TEEKAY GAS S.L.
Authorised Signatory

                                   SCHEDULE 5

                          FORM OF NOVATION CERTIFICATE

To:   J.P. Morgan Europe Limited as Agent

From: [THE EXISTING BANK] and [THE NEW BANK]

                                                             Date: [           ]

                             NAVIERA TEEKAY GAS S.L.
        US$100,000,000 REVOLVING CREDIT AGREEMENT DATED 22 FEBRUARY, 2001
             (AS AMENDED, NOVATED OR SUPPLEMENTED FROM TIME TO TIME)
                                  HULL NO. 2205

We refer to Clause 27.3 (Procedure for novations).

1.    We [    ] (the "EXISTING BANK") and [    ] (the "NEW BANK") agree to the
      Existing Bank and the New Bank novating all the Existing Bank's rights and obligations referred to in the Schedule in accordance with Clause 27.3 (Procedure for novations).

2. The specified date for the purposes of Clause 27.3(c) is [date of novation].

3. The Facility Office and address for notices of the New Bank for the purposes of Clause 33.2 (Addresses for notices) are set out in the Schedule.

4.    This Novation Certificate is governed by English law.

                                  THE SCHEDULE

                      RIGHTS AND OBLIGATIONS TO BE NOVATED

[Details of the rights and obligations of the Existing Bank to be novated].

[NEW BANK]

[Facility Office                          Address for notices]

[Existing Bank]                [New Bank]                         J.P. Morgan
                               International Limited              Europe Limited

By:                            By:                                By:

Date:                          Date:                              Date:

                                   SCHEDULE 6

                        CALCULATION OF THE MANDATORY COST

(a) For the purpose of paragraph (a) of the definition of Mandatory Cost, the Mandatory Cost for a Loan for its Term is the rate determined by the Agent to be equal to the arithmetic mean (rounded upward, if necessary, to four decimal places) of the respective rates notified by each of the Reference Banks to the Agent and calculated in accordance with the following formula:

      F x 0.01
      -------- % Per annum
         100

      where on the day of application of the formula F is the charge payable by the relevant Bank to the Financial Services Authority under paragraph 2.02 or 2.03 (as appropriate) of the Fees Regulations (but where for this purpose, the figure in paragraph 2.02b and 2.03b will be deemed to be zero) expressed in pounds per Pound Sterling 1 million of the fee base of the Reference Bank.

(b)   For the purposes of this Schedule 6:

      (i)   "FEE BASE" has the meaning given to it in the Fees Regulations;

      (ii) "FEES REGULATIONS" means the Banking Supervision (Fees) Regulations 2000 and/or any other regulations governing the payment of fees for banking supervision.

(c) If a Reference Bank does not supply a rate to the Agent, the applicable Mandatory Cost will be determined on the basis of the rate(s) supplied by the remaining Reference Banks.

(d)   (i)   The formula is applied on the first day of the Term of the Loan.

      (ii) Each rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.

(e) If the Agent determines that a change in circumstances has rendered, or will render, the formula inappropriate, the Agent (after consultation with the Banks) shall notify the Company of the manner in which the Mandatory Cost will subsequently be calculated. The manner of calculation so notified by the Agent shall, in the absence of manifest error, be binding on all the Parties.

                                   SCHEDULE 7

                         FORM OF COMPLIANCE CERTIFICATE

To: J.P. Morgan Europe Limited (as Agent)

From: Naviera Teekay Gas S.L.

  NAVIERA TEEKAY GAS S.L. - US$100,000,000 REVOLVING CREDIT AGREEMENT DATED 22 FEBRUARY, 2001 (AS AMENDED, SUPPLEMENTED OR NOVATED FROM TIME TO TIME) (THE
                       "CREDIT AGREEMENT") HULL NO. 2205

1. Terms defined in the Credit Agreement have the same meaning in this Certificate.

2. I/We hereby certify that [no Default has occurred and is continuing or is outstanding] [a Default under Clause [ ] is outstanding and the following steps are being taken to remedy it [ ](1)](1).

3. The information in this certificate is based on information which has been properly extracted from the audited consolidated accounts of the Guarantor for the year ended [ ], is clerically accurate and has been calculated in accordance with the Credit Agreement.

Yours faithfully,

[_____________________](1)
Chief Executive Officer

[or]

________________________
[Senior Officer]

and

________________________
[Senior Officer]

                                   SCHEDULE 8

                        FORM OF BANK'S POWER OF ATTORNEY

                                POWER OF ATTORNEY

On this ___ day of ______, 2000.

Before me, _______________, Notary Public of _______________, [Country].

Appears Mr. ______________, of legal age, [profession], with address at ______________________________, with passport no. _______________, issued in
___________, on _______________ and I have identified him.

Mr. ________________________________ acts on behalf of [NAME OF THE BANK]
corporate address at [______________] and with company registration number [__________________]. [NAME OF THE BANK] is a company validly incorporated and duly existing under the Laws of [_____________].

I have checked the personal identity of the appearer and the appearer has, in my opinion, the legal authority necessary to validly execute this document on behalf of [NAME OF THE BANK] [pursuant to a power of attorney granted to him in a deed executed before a Notary Public of________________, Mr._________________ the ______________ with number _________ of his notarial file] or [in conformity with a resolution of its board of directors of_____________dated ___________] or [as director of the company duly appointed on ________________].

By these presents [NAME OF BANK] GRANTS FULL POWERS OF ATTORNEY to:

1. Mr. Alfonso LOPEZ-IBOR ALINO, lawyer, married, born on 6th December 1947, of Spanish nationality, domiciled at Antonio Maura 7, Madrid, holder of Spanish identity card number 246053, to Mr. Eduardo SEBASTIAN DE ERICE y MALO DE MOLINA, lawyer, married, born on 19th June 1967, of Spanish nationality, domiciled at Antonio Maura 7, Madrid, holder of Spanish Identity Card number 51388757, to Ms. Marta BERTRAN LOPEZ-IBOR, lawyer, single, born on 21st October 1974, of Spanish nationality, domiciled at Antonio Maura 7, Madrid, holder of Spanish Identity Card number 2907552, to Mr. Jesus Daniel CARNERO PRIETO, lawyer, single, born on 23rd August, 1974, of Spanish nationality, domiciled at Antonio Maura 7, Madrid, holder of Spanish Identity Card number 44900981 and to Mr. Mariano LOPEZ PENAS, lawyer, single, born on 13th July, 1976, of Spanish nationality, domiciled at Antonio Maura 7, Madrid, holder of Spanish Identity Card number 23261045H (each, an "ATTORNEY"), so that any of them, severally, may exercise, in the name and stead of [NAME OF THE BANK], the following faculties:

      (a) to appear before a Notary Public and sign and/or raise to the status of "escritura publica" or intervened as "poliza" the Senior Facility Agreement entered into between Naviera Teekay Gas S.L. as Borrower (the "BORROWER"), J.P. Morgan Europe Limited as Agent (the "AGENT"),
            J. P. Morgan plc and J.P. Morgan Bank S.A. as joint arrangers, J.P. Morgan Bank S.A. (in this capacity, the "SPANISH SECURITY AGENT") and the several banks and financial institutions referred to therein as the banks (the "BANKS") (as supplemented and amended from time to time, the "SENIOR FACILITY AGREEMENT");

      (b) to appear before a Notary Public and accept any mortgage, assignment, swap agreement, pledge over shares or any other real or personal guarantee granted in favour, among others, of [NAME OF THE BANK] in its capacity as a Bank, including a mortgage over any real estate or vessels owned by the Borrower , fixing their price for the purposes of an auction and the address for serving of notices and submitting to the jurisdiction of law courts by waiving its own forum, and release such mortgage, all of the foregoing under the terms and conditions which the Attorney may freely agree, signing the notarial deed ("escritura publica") of mortgage;

      (c) to ratify, if necessary or convenient any such "escritura publica" executed by an orally appointed representative in the name or on behalf of [NAME OF THE BANK];

      (d) to execute (under hand or personal seal) and/or do any and all deeds, documents, acts and things, including the signing of approvals or forms required before the Spanish Tax Authorities, and/or the execution of any further notarial deed of amendment ("escritura publica de rectificacion o subsanacion") that may be required for the purpose of sub-paragraphs (a), (b), (c) or (d) above; and

      (e) to execute (under hand or personal seal) and/or do any and all deeds, documents, acts and things which the Attorney may consider necessary or expedient for the purpose or in connection with sub-paragraphs (a), (b), (c), (d) or (e) above;

2. J.P. MORGAN BANK S.A. with corporate address at [ ] and with company registration number [ ] acting as joint and several creditor and in its capacity as Spanish Security Agent as its attorney (an "ATTORNEY"), so that it may exercise, in the name and stead of [NAME OF THE BANK], the following faculties:

      (a) to execute, administer and enforce the documents mentioned in Clause 1 sub-paragraphs (c) and (d) above and, insofar as they relate to the documents referred to in Clause 1 sub-paragraphs (c) and (d) above, Clause 1 sub-paragraphs (e) and (f) above, as well as any type of pledge and/or assignment granted in favour, among others, of [NAME OF THE BANK] in its capacity as a Bank;

      (b) to ratify, if necessary or convenient any such "escritura publica" executed by an orally appointed representative in the name or on behalf of [NAME OF THE BANK]; and

      (c) to execute (under hand or personal seal), administer and enforce and/or do any and all deeds, documents, acts and things which it may consider necessary or expedient for the purpose or in connection with sub-paragraphs (a) and (b) above; and

3. J.P. MORGAN EUROPE LIMITED with corporate address at 125 London Wall, London Wall, London EC2Y 5AJ and with company registration number 00938937 in its capacity as Agent for the Finance Parties (as defined in the Senior Facility Agreement) as its attorney (an "ATTORNEY"), so that it may exercise, in the name and stead of [NAME OF THE BANK], the following faculties:

      (a) to execute, administer and enforce the document mentioned in Clause 1 sub-paragraph (b) above and, insofar as they relate to the documents referred to in Clause 1 sub-paragraph (b) above, Clause 1 sub-paragraphs (e) and (f) above, as well as any type of pledge and/or assignment granted in favour, among others, of [NAME OF THE BANK] in its capacity as a Bank;

      (b) to ratify, if necessary or convenient any such "escritura publica" executed by an orally appointed representative in the name or on behalf of [NAME OF THE BANK]; and

      (c) to execute (under hand or personal seal), administer and enforce and/or do any and all deeds, documents, acts and things which it may consider necessary or expedient for the purpose or in connection with sub-paragraphs (a) and (b) above.

I certify and attest that all the formalities requested by the laws of ________ for the validity of this instrument have been duly complied with and that under the laws of _________ this Power of Attorney does not required to be registered in any public registry.

In witness whereof the undersigned has caused these powers of attorney to be executed as a deed in ____________, this _______ day of _______________ 2000.

Executed as a deed by
[NAME OF THE BANK]

Acting by Mr._______________                      Signature of the Notary Public

(Signature of the Notary public legalised in accordance with the apostille procedure provided for under The Hague Convention of 5th October, 1961).

                                   SCHEDULE 9

                     FORM OF DEED OF ASSIGNMENT OF INTEREST

In Madrid, my residence, on the ___________________, 2000

Before me, ___________________________, Notary Public of Madrid and of its Bar.

                                     APPEAR

OF ONE PART, Mr. ________________________, [details of the appearer to be filled in by the Spanish notary public]

ON THE SECOND PART, Mr.__________________________________, [details of the appearer to be filled in by the Spanish notary public]

AND Mr. ______________________________________, [details of the appearer to be filled in by the Spanish notary public]

                                     WHO ACT

Mr. _____________________________, on behalf of [EXISTING BANK], [details of the Existing Bank and of the appearer's notarised and apostilled powers of attorney to be filled in by the Spanish notary public].

Mr. _____________________________ acts on behalf of [NEW BANK], [details of the New Bank and of the appearer's notarised and apostilled powers of attorney to be filled in by the Spanish notary public].

Mr. ______________________________ acts on behalf of J.P. Morgan Bank S.A. as
Spanish Security Agent, [details of the Agent and of the appearer's notarised and apostilled powers of attorney to be filled in by the Spanish notary public].

                                     WHEREAS

I. [EXISTING BANK] is party to a US$100,000,000 Senior Revolving Credit Facility Agreement dated 22 February, 2001 as amended by a first supplemental agreement dated [ ], 2005 (the "SENIOR FACILITY AGREEMENT") between, inter alia, the Spanish company Naviera Teekay Gas S.L. as Borrower (the "BORROWER"), the Existing Bank, J.P. Morgan Bank S.A. as Spanish Security Agent and J.P. Morgan Europe Limited as Agent and the other parties named therein.

II. The Senior Facility Agreement is secured, inter alia, with the following Spanish law security documents (hereinafter together the "SPANISH SECURITY DOCUMENTS"):

      (i) Mortgage over a 140,500 cmb LNG carrying vessel with Hull Number 2205 dated _________________ (the "MORTGAGE") relating to the Senior Facility Agreement granted by the Borrower under a notarial deed authorised by the Notary Public of [Madrid] Mr. ______________________ under number _______ of his notarial file, and recorded in the [Mercantile Registry of the Canary Islands] under Book ______, Folio _______, on the
            _________________.

      (ii) Pledge over the shares in the Borrower, dated _____________ (the "PLEDGE") relating to the Senior Facility Agreement granted by [insert details of current shareholders/pledgors] in a notarial deed authorised by the Notary Public of [Madrid] Mr. ___________________ under number _____ of his notarial file.

III. Under a Novation Agreement dated ____________ (the "NOVATION AGREEMENT") between [EXISTING BANK] and [NEW BANK] and the Agent, the [EXISTING BANK] has assigned to [NEW BANK] [part/all] its rights, obligations and commitments under the Senior Facility Agreement with effect as of [_______________], including, but not limited, all its rights under the Spanish Security Documents.

IV. [EXISTING BANK] and [NEW BANK] have agreed to formalise the Novation Agreement for purposes of Spanish law, and in particular, to validly assign its rights under the Mortgage and to permit the registration of the assignment of the Mortgage in the [Mercantile Registry of the Canary Islands].

                                     CLAUSES

FIRST: The [EXISTING BANK] and [NEW BANK], with the assistance of the Spanish Security Agent, hereby formalise the Novation Agreement in this notarial deed delivering to me, the Notary, an original executed copy of the Novation Certificate, which the parties ratify in its entirety, together with its certified translation into Spanish, and are hereby incorporated unto this notarial deed.

The New Bank hereby declares that he knows the terms and conditions of the Senior Facility Agreement and of the Spanish Security Documents, which it ratifies in its entirety.

SECOND: For the purposes of Spanish law, the Existing Bank has assigned [part/all] of its commitments, rights and obligations under the Senior Facility Agreement as follows:

[details of the portion assigned]

THIRD: The assignment described in the foregoing clauses implies the assignment of all documents granted as security thereof, including the Spanish Security Agreements. For such purposes, the portion that the Existing Bank and the New Bank will have under the Spanish Security Documents will be as follows:

[details of the portion of the Existing Bank and of the portion of the New Bank]

Specifically, for the purposes of clause ________ of the Mortgage, the parties hereby establish that the share of each the Existing Bank and the New Bank is fixed as follows:

[details of the portion of the Existing Bank and of the portion of the New Bank for the purposes of the Mortgage]

FOURTH: [NEW BANK] hereby requests the registration of the Novation Agreement and of the assignment under the Mortgage in the [Mercantile Registry of the Canary Islands], and hereby appoints Mr. [______________] and/or Mr. [______________], so that any of them may file this notarial deed with the relevant public registry in order to register the assignment of the Mortgage with the registry, and if applicable to give notice to the Borrower so that the Novation Agreement and the assignment of the Pledge is duly recorded in the Registry Book of Share of the Borrower.

For the above purposes, if in the examination of this notarial deed, the Registrar considers that any clause, provision, paragraph, sub-paragraph line or mention of this deed is not recordable, the parties hereby expressly accept his opinion and hereby renounce to the registration of such clause, provision, paragraph, sub-paragraph line or mention, and specifically requests the partial registration of this deed, so that the assignment of the Mortgage is duly recorded.

The parties agree, through their attorneys, to execute any and all deeds, documents, acts and things that they may consider necessary or expedient to duly register the assignment of the Mortgage to [NEW BANK].

FIFTH: All the costs and expenses derived from the execution of this deed will be borne by [NEW BANK].

SIXTH: This notarial deed of assignment is governed by Spanish law. [EXISTING BANK] and [NEW BANK] submit for any litigation which may derive from this deed to the non-exclusive jurisdiction and competence of the Courts of the city [Madrid].

So it is said and accepted by the appearers in their capacity as they act, whom I orally admonish about the legal implications.

After reading this notarial deed, the appearers agree to it, approve it, ratify it and sign with me, the Notary.

                                   SIGNATORIES

BORROWER

NAVIERA TEEKAY GAS S.L.

By:

BANKS

J.P. MORGAN BANK S.A.

By:

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

By:

COMMERZBANK AKTIENGESELLSCHAFT, SUCURSAL EN ESPANA

By:

CALYON

By:

MIZUHO CORPORATE BANK LTD., SUCURSAL EN ESPANA

By:

VEREINS - UND WESTBANK AG

By:

BANCO BPI - SUCURSAL FINANCEIRA EXTERIOR EM SANTA MARIA

By:

AGENT

J.P. MORGAN EUROPE LIMITED

By:

SPANISH SECURITY AGENT

J.P. MORGAN BANK S.A.

By:

ARRANGER

J. P. MORGAN plc

By:

J.P. MORGAN BANK S.A.

By:

NUMBER [___]

                                   APPENDIX A

                      NOTARIAL DEED OF MORTGAGE OVER VESSEL

                                [TO BE INSERTED]

Draft: 4.04.2005

                                    AGREEMENT

                            DATED 22nd February, 2001

                                 US$100,000,000

                            REVOLVING CREDIT FACILITY

                             NAVIERA TEEKAY GAS S.L.
                                   as Borrower

                  THE SEVERAL BANKS AND FINANCIAL INSTITUTIONS
                                    as Banks

                           J.P. MORGAN EUROPE LIMITED
                                    as Agent

                                       and

                              J.P. MORGAN BANK S.A.
                            as Spanish Security Agent

                             as jointly arranged by

                                J. P. MORGAN plc

                                       and

                              J.P. MORGAN BANK S.A.

                            [ALLEN & OVERY LLP LOGO]
                                     LONDON

                                      INDEX

CLAUSE                                                                      PAGE
1.       Interpretation....................................................   1
2.       The Facility......................................................  19
3.       Purpose...........................................................  20
4.       Conditions Precedent..............................................  20
5.       Drawdown..........................................................  21
6.       Repayment.........................................................  21
7.       Prepayment and Cancellation.......................................  22
8.       Interest..........................................................  24
9.       Terms.............................................................  25
10.      Payments..........................................................  26
11.      Taxes.............................................................  28
12.      Market Disruption.................................................  29
13.      Increased Costs...................................................  30
14.      Illegality........................................................  31
15.      Mitigation........................................................  32
16.      Representations and Warranties....................................  32
17.      Undertakings......................................................  37
18.      Valuation.........................................................  56
19.      Default...........................................................  56
20.      The Agent and the Finance Parties.................................  60
21.      Fees..............................................................  68
22.      Expenses..........................................................  69
23.      Stamp Duties......................................................  69
24.      Indemnities and Break Costs.......................................  69
25.      Evidence and Calculations.........................................  73
26.      Amendments and Waivers............................................  74
27.      Changes to the Parties............................................  75
28.      Disclosure of Information.........................................  77
29.      Set-off...........................................................  78
30.      Pro Rata Sharing..................................................  78
31.      Severability......................................................  79
32.      Counterparts......................................................  79
33.      Notices...........................................................  80
34.      Language..........................................................  81
35.      Jurisdiction......................................................  81
36.      Governing Law.....................................................  83

SCHEDULES                                                                  PAGE
1.       Banks and Commitments............................................   84
2.       Initial Conditions Precedent Documents...........................   85
3.       Delivery Date Conditions Precedent Documents.....................   89
4.       Form of Request..................................................   92
5.       Form of Novation Certificate.....................................   93
6.       Calculation of the Mandatory Cost................................   94
7.       Form of Compliance Certificate...................................   95
8.       Form of Bank's Power of Attorney.................................   97
9.       Form of Deed of Assignment of Interest...........................  100

SIGNATORIES...............................................................  103